UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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TREEHOUSE FOODS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2021 Notice of Annual Meeting of Stockholders and Proxy Statement

Our Response to the
COVID-19 Crisis

Supporting Our Front Line Employees

Masks provided to all employees, contractors and visitors at all locations	Temperature screenings in place at all sites	Enhanced hand washing protocol & hand sanitizer made readily available	Physical barriers and social distancing protocols in place

Training protocols implemented to ensure employee & food safety	Enhanced sanitation protocols & COVID supply process established	Incentives for employees, including supplemental pay and additional paid leave	Registering our sites as essential workplaces to enable allocation for vaccines and supporting our team members with self-registration

Supporting Our Office Employees

Established work from home guidance for all professional employees; controlled access to offices, limiting capacity to 25%	IT Resources available to support work from home	Suspended non-essential business travel	Established return to office task force to ensure employee safety

Supporting Our Customers and Consumers

Dedicated to providing essential food to our customers and consumers	Streamlined production schedules and enhanced distribution capacity	Strong customer partnership and collaboration to meet heightened customer need	Proactive, transparent and clear communication with our business partners

Frequent and Transparent Communication

Dedicated COVID-19 response team	Dedicated COVID-19 internal intranet site established	Dedicated medical partnership to inform decisions	Developed resources for managing COVID response

Weekly leadership communications to employees	COVID leaders at each location & robust contact tracing protocol	Thank you videos from Leadership to employees	Email and video messaging from CEO

Notice of Annual Meeting of Stockholders

Date and Time Thursday, April 29, 2021 9:00 a.m. Central Daylight Time	Location Virtually via live webcast at www.cesonlineservices.com/ths21_vm	Who Can Vote Stockholders of record as of March 1, 2021

Voting Items
Proposals	Board Vote Recommendations	For Further Details
1. Election of three directors to hold office until the 2024 Annual Meeting of Stockholders	“FOR” each director nominee	Page 15
2. Advisory approval of the Company’s executive compensation	“FOR”	Page 37
3. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021	“FOR”	Page 66
Stockholders will also act on other business properly presented to the meeting.

There will be no physical location for in-person attendance at the Annual Meeting, which will be held virtually via live webcast at www.cesonlineservices.com/ths21_vm. To attend the virtual Annual Meeting, you must pre-register at www.cesonlineservices.com/ths21_vm by 9:00 a.m. Central Daylight Time on Wednesday, April 28, 2021. For information about pre-registering for the Annual Meeting, please refer to the Summary of the Annual Meeting section in the accompanying proxy statement.

During the Annual Meeting, the list of our stockholders of record will be available for viewing at www.cesonlineservices.com/ths21_vm by stockholders who attend the Annual Meeting through the live webcast.

On or about March 26, 2021, we will mail our 2021 Proxy Statement (“Proxy Statement”), our 2020 Annual Report (“Annual Report”), and a proxy card to our stockholders.
2021 Proxy Statement 1

To the Stockholders of TreeHouse Foods, Inc.:
You are cordially invited to the Annual Meeting of Stockholders (“Annual Meeting”) of TreeHouse Foods, Inc. (“TreeHouse,” “Company,” "we," "us," or "our," as the context requires) to be held on Thursday, April 29, 2021 at 9:00 a.m. Central Daylight Time.

Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, employees, directors, and communities, the Annual Meeting will be held in a virtual-only format via a live webcast accessible at www.cesonlineservices.com/ths21_vm. There will be no physical location for in-person attendance at the Annual Meeting. Stockholders may attend the Annual Meeting only online through the live webcast.

To attend the Annual Meeting through the live webcast, you must pre-register at www.cesonlineservices.com/ths21_vm by 9:00 a.m. Central Daylight Time on Wednesday, April 28, 2021. For information about pre-registering for the Annual Meeting, please refer to the Summary of the Annual Meeting section in the accompanying proxy statement.

The accompanying materials include our 2020 annual report and our notice of annual meeting of stockholders and proxy statement. You should also have received a proxy card or voting instruction form, which is being solicited on behalf of our Board of Directors. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card or voting instruction form.

Whether or not you plan to attend the Annual Meeting through the live webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by using the telephone or Internet methods of voting described in your proxy card or voting instruction form or by completing, dating and signing the proxy card or voting instruction form and returning it in the envelope provided to you.

If you attend the Annual Meeting through the live webcast, you may vote your shares by electronic ballot during the Annual Meeting, even if you have previously submitted your proxy. If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares, and you wish to vote your shares at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy that you must submit when voting online during the Annual Meeting.

Thomas E. O’Neill
Corporate Secretary
March 19, 2021
How to Vote Prior to the Annual Meeting

Internet

Telephone

Mail

If you are a stockholder of record: Vote by Internet or telephone using the instructions on your proxy card or, to vote by mail, complete, sign, date, and return your proxy card in the enclosed envelope.

If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee: Follow the instructions provided by your broker, bank or other nominee on your voting instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2021

Our proxy materials include this Proxy Statement,
a proxy card and our 2020 Annual Report and are available free of charge at www.fcrvote.com/THS.
Copies of these documents are also available on our website at www.treehousefoods.com/investors.
You may also obtain these materials at the Securities and Exchange Commission ("SEC") website at www.sec.gov.

Our 2020 Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

2 2021 Proxy Statement

2021 Proxy Statement 3

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Company Overview
TreeHouse is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have approximately 40 production facilities across North America and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages, and meal preparation products, available in shelf stable, refrigerated, frozen, and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer clean label, organic, and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

PURPOSE Make high quality food and beverages affordable to all

VISION Be the undisputed solutions leader for custom brands

MISSION Create value as our customers’ preferred manufacturing and distribution partner, providing thought leadership superior innovation and a relentless focus on execution

4 2021 Proxy Statement

Proxy Statement Summary
Performance Highlights
Fiscal 2020 was a year marked by significant uncertainty, as the COVID-19 pandemic presented unprecedented challenges to businesses and communities around the world, and TreeHouse was no exception. Our response to the pandemic - to keep our employees safe and to partner closely with our customers to service extraordinary demand and increased at-home food consumption - was guided by our set of values called The TreeHouse Way, which includes: Own It, Commit to Excellence, Be Agile, Speak Up, and Better Together. Our teams demonstrated great resiliency throughout the year and remained focused on achieving our purpose - making high quality food and beverages affordable to all.
The strategic objectives enabled by our two-division structure in concert with the tremendous efforts by our teams translated into strong financial performance that in most cases exceeded our pre-COVID expectations. We achieved net sales growth of 1.4% despite our food-away-from-home business being down (31)% versus the prior year. The success of the structural work we have performed over the last several years to drive operational excellence is evident not only in our profitability, but also in our ability to generate significant free cash flow of $297.9 million. The strength of our financial achievements enabled us to capitalize on an opportunity to add greater depth to our portfolio in the Pasta category. In December, we completed the acquisition of Ebro's Riviana branded pasta business, which will enable us to better leverage our plant network and improve profitability.
As we move forward to 2021, we will build on our learnings from this unique year to position TreeHouse to drive increased shareholder value.
Key Highlights Include:
•Net sales from continuing operations of $4,349.7 million in 2020, compared to $4,288.9 million in 2019, an increase of 1.4%;
•GAAP diluted earnings (loss) per share from continuing operations of $0.87 in 2020, compared to $(1.96) in 2019;
•A 14% increase in adjusted diluted EPS from $2.39 in 2019 to $2.73 in 2020;
•Cash provided by operating activities from continuing operations of $403.6 million in 2020 compared to $263.9 million in 2019, an increase of 53%; and
•Free cash flow from continuing operations increased by $180.8 million from $117.1 million in 2019 to $297.9 million in 2020.

Refer to Appendix A for a reconciliation of GAAP to Non-GAAP measures.

2021 Proxy Statement 5

Proxy Statement Summary
Environmental, Social and Governance (ESG)
At TreeHouse we are committed to conducting our business in a safe and socially responsible manner while conserving energy and water, minimizing waste and emissions, promoting the conservation of natural resources and conducing our business activities effectively and ethically.
Fiscal 2020 was pivotal for us in regard to ESG. Despite the challenges of COVID-19, TreeHouse launched a comprehensive strategic approach to the integration of ESG into our business. This included formalizing our internal governance, development of 2025 ESG goals, publication of our first ESG report, and the launching of a page on our website dedicated to ESG performance.
The newly-created ESG governance structure included adding ESG oversight responsibilities to our Nomination and Governance Board Committee and Compensation Board Committee, and we have taken steps in 2021 to incorporate ESG performance into our executive compensation program.
In addition, we created an Executive ESG Steering Committee, chaired by Steve Oakland, our Chief Executive Officer and four cross-functional subcommittees designed to address the specific areas of focus we determined as a result of our materiality analysis. Those four subcommittees are: Supply Chain and Operations, Transparency and Disclosure, Employee Engagement and Welfare, and Plastics and Packaging. This ESG governance structure is focused on:

Executive Oversight	Risk Reduction	External Reporting

Strategic Direction	Business Resiliency	Stakeholder Engagement
Recap and Progress Against 2020 Goals
We were successful in setting 2025 ESG goals this year and continued to work towards our 2020 environmental sustainability goals we set in 2016. Performance against these 2020 targets was made more difficult as a result of changing volumes and market conditions. However, we expect to see reductions in energy, water and carbon dioxide (CO2e) emissions across the enterprise. While we are working on finalizing performance data, we saw positive progress in energy and water intensity and an increase in company-wide landfill waste diversion.
ESG Disclosures
In order to demonstrate our commitment to ESG and to meet the emerging expectations of investors, TreeHouse completed our first Sustainable Accounting Standards Board (SASB) and The Climate-Related Financial Disclosure (TCFD) disclosures in 2020. This will become an annual occurrence for us. The disclosures allowed us to highlight performance against the SASB Processed Food Standard, but also to demonstrate our efforts to identify and address climate related risk. These disclosures are included within our 2020 ESG Report which we have made available through the "ESG" link then "Reports and Disclosures" on our Internet website at www.treehousefoods.com.

6 2021 Proxy Statement

Proxy Statement Summary
2020 ESG Report
In December of 2020, TreeHouse published our first ESG Report. The report covered our efforts to develop a comprehensive ESG strategy, including our completion of a materiality analysis and the setting of our 2025 ESG goals. Additionally, the report covered our efforts to address the COVID-19 pandemic and the 2019 highlights for Environmental, Social, and Governance performance.

Environmental
•Our Sustainability Treasure Hunt Program, where our facility-based teams conducted comprehensive facility assessments to identify opportunities for energy and water savings, led to programs for:
•Facility Energy Efficiency Upgrades
•Facility Process Upgrades
•Behavioral Changes in the Facility
•In 2019, absolute kWh decreased by 16%
•CO2 emissions decreased by 22% and CO2e intensity decreased by almost 7% compared to our 2016 baseline
•While we did have one water concern at a facility, across the rest of our enterprise, water intensity decreased by 5.5%

•At the end of 2019, 30% of our plants were Zero Waste to Landfill
•Company-wide waste diversion increased from 59% in 2016 to 78% in 2019
•TreeHouse is actively working on sustainable packaging solutions. This includes light weighting, material substitution and substrate innovation
•We joined How to Recycle (H2R), a program aimed at creating clear communication of recycling instructions for products to consumers, and are actively working to identify other places for cross-industry and multi-stakeholder collaboration around sustainable packaging solutions

Social
•In 2019, we created a revamped purpose, vision, and mission statement focused on why we are here and the contributions we strive to make to society
•We revised our Code of Ethics to clearly articulate the policies, behavioral expectations, and protocols for reporting infractions on a wide range of critical topics including human rights
•In 2020, we launched our first Employee Resource Group (ERG) to support working parents and caregivers navigating personal challenges during the COVID-19 period
•We saw a 40% reduction in the occupational injury rate between 2019 and 2020 and have made the issues of environmental, health safety critical to our long-term success

•Our Responsible Sourcing efforts include focusing on third party and environmental certifications such as Organic, Roundtable on Sustainable Palm Oil, Fair Trade, and Rain Forest Alliance whenever appropriate, in order to meet customer need
•We began developing unique strategies to address the environmental and social concerns associated with our priority ingredients, which include:
•coffee
•palm oil
•soybean oil
•sugar
•wheat/durum

Governance
•We responded to the COVID-19 pandemic with an integrated business continuity and stakeholder engagement strategy that ensured both the safety of our employees and the continued delivery of food to our customers. Some of the specific steps we took to protect our team members included:
•Developing a dedicated COVID-19 response team
•Temperature screening at all sites
•Mandatory mask requirements and the provision of masks to team members
•Training protocols to ensure employee and food safety
•Enhanced sanitation protocols
•Work from home guidance for all office employees
•Suspension of all non-essential travel
•Dedicated medical partnership to inform decisions
•In 2019, we officially began a journey to define, operationalize and sustain an inclusive culture effective of our Company’s values known as the TreeHouse Way. In 2020, we began working on the development of a Diversity, Equity and Inclusion (DEI) strategic plan
•We maintain a number of external partnerships and collaborations including:

•The Roundtable on Sustainable Palm Oil
•Walmart Project Gigaton
•Environmental Protection Agency’s Energy Star Program
•The Carbon Disclosure Project
•The Sustainable Packaging Coalition
•Women Impacting Store Brand Excellence (WISE)
•Network of Executive Woman (NEW)

•We have continued to focus on enhancing our business continuity planning, including focusing on foundational programs and systems, aligning Environmental Health, Safety, Security & Risk Management (“EHS&RM”) with business operations, developing a talent base of EHS&RM professionals and proactively identifying and resolving operational risks before incidents occur through the power of employee engagement

2021 Proxy Statement 7

Proxy Statement Summary
ESG Goals
The most exciting part of our 2020 ESG efforts was the setting of our 2025 ESG Goals, which set the course for our ESG efforts over the next five years. Our goals are as follows:

Environment	Social	Governance

•Reduce greenhouse gas emission intensity (Scope 1 and 2) by 5% by 2025 against a 2020 baseline
•Work with suppliers to complete Scope 3 Assessment and set a reduction goal by the end of 2025
•Reduce water intensity by 10% by 2025, against a 2020 baseline
•Achieve a company-wide landfill diversion rate of 85% by 2025
•Reduce food loss waste from plant operations by 50% by 2030
•Conduct a Sustainable Packaging Assessment by the end of 2021

•Reduce the occupational injury rate by 15% by 2025, compared to 2020 baseline, to continue towards the goal of zero injuries
•Expand the responsible sourcing program to include a Responsible Sourcing Policy, ESG Screening Tool, and Annual Supplier Survey prior to 2025
•Complete regular, ongoing employee engagement surveys, beginning in 2020. Based on results, develop plan by the end of 2021 to unlock a values-led, high performance and customer centric work culture marked by meeting or exceeding peer employee engagement benchmarks

•Create a Diversity, Equity and Inclusion (DEI) Council by the end of 2021
•Develop a strategic plan by the end of 2021 with the objective of creating a diverse, equitable and inclusive workplace. The plan will outline the timeline for:
•Annual DEI goals to ensure our business better represents our customers, consumers and communities
•D&I training curriculum for all employees
•Recruitment and hiring processes with a focus on DEI
•Integrate climate change risks into our Business Continuity Plan by 2025

Conclusion
TreeHouse understands the importance of operating our business in an environmentally and socially responsible manner and we believe that an effective ESG strategy addresses those requirements while also helping us to identify and address risk, ensure business continuity and add value for our customers. We see 2020 as just the start of our journey and look forward to continued progress in years to come.

8 2021 Proxy Statement

Proxy Statement Summary
Proxy Voting Roadmap

ITEM 1
Election of Directors The Board of Directors recommends a vote “FOR” each director nominee named in this Proxy Statement.	See Page 15

ITEM 2
Advisory Vote to Approve the Company’s Executive Compensation Program The Board of Directors recommends a vote “FOR” this proposal.	See Page 37

ITEM 3
Ratification of the Selection of Independent Registered Public Accounting Firm The Board of Directors recommends a vote “FOR” this proposal.	See Page 66

2021 Proxy Statement 9

Proxy Statement Summary
Director Nominees and Continuing Directors
The following provides summary information about each director nominee and continuing director.

					Committee Membership
		Name and Primary Occupation	Age	Director Since	AC	CC	NCGC
		Steven Oakland Chief Executive Officer and President, TreeHouse Foods, Inc.	60	2018
Director Nominees	Term Expires 2021
		Ashley Buchanan IND Chief Executive Officer, The Michaels Companies	47	2020

		Jill A. Rahman IND Chief Operating Officer, Greater Chicago Food Depository	60	2020

		John P. Gainor Jr. IND Former President and Chief Executive Officer, International Dairy Queen, Inc.	64	2021		**
	Term Expires 2022
		Linda K. Massman IND Former President and Chief Executive Officer, Clearwater Paper Corporation	54	2016	*		**

		Gary D. Smith IND Partner, Encore Consumer Capital	78	2005
Continuing Directors
		Jason J. Tyler IND Chief Financial Officer, Northern Trust Corporation	49	2019	**	**

		Mark R. Hunter IND Former President and CEO of the Molson Coors Brewing Company	58	2020	**
	Term Expires 2023
		Ann M. Sardini IND Independent Advisor and Consultant, In Progress Advisors	71	2008		*	**

		Jean E. Spence IND Independent Consultant, JES Consulting	63	2018		**	**

		Kenneth I. Tuchman IND Former Vice Chairman of the investment and corporate banking groups of Bank of Montreal Capital Markets	70	2021	**

AC	Audit Committee	*	Chair
CC	Compensation Committee	**	Member
NCGC	Nominating & Corporate Governance Committee	IND	Independent
10 2021 Proxy Statement

Proxy Statement Summary
Board of Directors Snapshot
Snapshot above calculated based upon the Board structure proposed by the Company as of the 2021 Annual Meeting.
Compensation Principles and Governance Practices
TreeHouse's executive compensation and governance practices are designed to drive Company performance and shareholder value while mitigating risk. This includes ongoing evaluation of emerging practices which has led to several changes over the past few years to ensure those practices we believe do not serve the interests of our shareholders are not represented in either our executive compensation program or within our governance practices.

2021 Proxy Statement 11

Proxy Statement Summary
Compensation Principles

What We Do	What We Do Not Do
•Maintain a pay mix that is primarily performance-based.
•Use primarily quantitative metrics for the annual and long-term incentive plans that we believe correlate to shareholder returns.
•Include maximum payout caps in our performance-based plans.
•Limit perquisites.
•Conduct regular risk assessments of our compensation programs and practices.
•Maintain robust stock ownership guidelines.
•Maintain an incentive recoupment, or “claw back” policy.
•Require double trigger vesting for cash severance payments and equity awards in connection with a change in control.
•Seek an annual non-binding advisory vote from our shareholders on our executive compensation.
•Regularly conduct shareholder engagement.
•Retain an independent compensation advisor engaged by, and reporting directly to, the Compensation Committee.
•Conduct an independent advisor led review of our pay and performance relationship annually with the Compensation Committee.
•Maintain independence by conducting Compensation Committee executive sessions without management present.
•Maintain excise tax gross-up provisions. •Provide excessive perquisites. •Permit hedging or pledging of company securities. •Allow repricing of stock options without shareholder approval.

12 2021 Proxy Statement

Proxy Statement Summary
Governance Practices

Board of Directors Independence and Composition	Board Performance	Stockholder Rights
•Ten of our eleven members are independent, including all Committee members
•Independent Chairman of the Board of Directors
•Regular executive session meetings of independent directors
•Annual Director self-assessment process
•Regular risk assessment process

•Oversees management and provide strategic guidance
•Believes in steady Board refreshment to bring new and diverse perspectives
•Utilizes a resignation policy with respect to the election of our directors
•No super majority provisions •No "poison pill" •Majority voting standard in uncontested Director elections •50% threshold for special meeting vote
Shareholder Engagement
Here at TreeHouse, we greatly appreciate the insights and perspectives that our shareholders offer. We maintain a robust practice and cadence for engaging the executive leadership team with our shareholders. We are committed to delivering long-term shareholder value, clearly communicating our financial goals, and holding our management team accountable for the results.
Ongoing communication with our shareholders allows our management team to better understand the issues that are important to our institutional shareholders, have a healthy dialogue, and gain useful feedback. In 2020, we actively conducted outreach, engaging existing shareholders representing approximately 63% of our outstanding shares of Common Stock, and prospective investors to discuss the Company’s strategy, progress, governance, compensation, and sustainability. Our key outreach avenues included investor conferences, non-deal roadshows, and one-on-one meetings utilizing virtual engagement platforms.
Pay for Performance Alignment
Our compensation approach is based on sound design principles that allow us to responsibly reward our executives in a labor climate where we need to attract and retain talent capable of executing our strategic business transformation. Our Compensation Committee is committed to aligning the interests of our executives with those of our shareholders by working to ensure actual compensation received by our executives is aligned to the business results of the Company. Our programs are designed to focus executives on achievement of our long-term business objectives and creation of shareholder value. This is achieved by maintaining a high level of "at-risk" incentive pay, the majority of which is linked to the achievement of long-term business results and delivered in equity - further aligning interests to those of our shareholders. Our performance goals require significant effort to obtain target awards and we hold our executives accountable to those stretch objectives. As we continue our business transformation, we believe our Compensation Committee needs the ability to ensure we are not only rewarding for current results, but also for actions that successfully set the Company up for future growth.
Fiscal 2020 was a year marked by significant uncertainty due to the COVID-19 pandemic. It was a year that tested our leadership team to continue delivering to our customers through extraordinary service demand while protecting the health and safety of our employees. With the health and safety of our employees front and center, servicing this increased demand required us to incur additional costs to protect the health and safety of our workforce - largely focused on keeping our front-line workforce, their families and their communities safe, healthy, and supported through an unprecedented time. These additional costs were not contemplated as part of our 2020 operating plan. Additionally, several business initiatives we planned to execute to deliver cost savings to the organization needed to be deprioritized in the wake of the onset of the pandemic. The organization executed well to carefully balance these unanticipated business impacts and remained focused on driving profitable growth. Our Board, and specifically the Compensation Committee, recognize that many of our accomplishments took place against the challenging backdrop of COVID-19 and carefully evaluated the balancing of the interests of our shareholders, customers and employees in making decisions related to our 2020 incentive plans. We did not adjust any performance goals for our annual or long-term performance plans and when determining how we performed relative to those goals, the Compensation Committee considered the interests of all our various stakeholders and funded at levels they believed balanced those different interests and reflected the overall performance of the organization in a very
2021 Proxy Statement 13

Proxy Statement Summary
challenging year. Consistent with our philosophy of aligning actual pay with Company performance and our need to balance a series of business impacts, this resulted in:
•An above target payout for our Annual Incentive Plan ("AIP") with NEO bonuses at 117.9% of target payouts. The payout reflects actual results exceeding our operating plan for revenue, but falling a bit short of our operating plan for operating net income, due largely to stopping several strategic initiatives we anticipated would garner cost savings and incurring significant COVID-19 costs to protect the health and safety of our workforce.
•A payout of 107.6% of target for our 2018-2020 Long-term Performance Plan (performance units for the Chief Executive Officer ("CEO") and cash for the other NEOs) reflecting our results relative to the cumulative 3 year goal set at the beginning of the performance period.
Over the past five years, our annual incentive payouts as a percent of target have varied widely from year-to-year based on our operating performance. Further specifics on the AIP can be found in "Compensation Discussion and Analysis" ("CD&A") of this Proxy Statement.
Annual Incentive Payouts as a % of Target
Five Year History
Additionally, 50% of our long-term incentives have been delivered as performance units or performance cash awards. Similar to our annual incentives, payouts have varied widely over the past five years consistent with our operating net income and cash flow performance. Further specifics on the Long-Term Incentive Plan can be found in the CD&A of this Proxy Statement.
Long-Term Performance Award Payouts as % of Target
Five Year History
14 2021 Proxy Statement

Proxy Statement Summary

Proposal 1 – Election of Directors

The Company’s Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws (the "By-laws") provide that the Board shall be composed of not less than three nor more than 15 directors divided into three classes to be determined by the Board, and that each director shall be elected for a term of three years with the term of one class expiring each year. We believe that obtaining a three-year commitment from our directors assists us in retaining highly qualified directors who have experience and familiarity with our business and the markets in which we operate. The Board believes that such long-term institutional knowledge benefits TreeHouse and enables the Board to better consider and provide long-term strategic planning.
The Board currently consists of 14 directors. Assuming the election of the three nominated directors, the Board will consist of 11 members after the Annual Meeting. Mr. O'Connell, Mr. Vermylen, and Mr. Rubel have elected not to stand for election when their current term ends at the Annual Meeting. The Board is deeply grateful to Mr. O'Connell, Mr. Vermylen, and Mr. Rubel for their years of dedicated and distinguished service to the Company. As described below, the Nominating and Corporate Governance Committee has recommended, and the Board has nominated, current directors Ashley Buchanan, Steven Oakland, and Jill A. Rahman for re-election to the Board at the Annual Meeting.

At the Annual Meeting, you will elect a total of three directors named in this Proxy Statement, subject to the provisions of the Company’s By-laws, to hold office until the Annual Meeting of Stockholders in 2024 and until their successors are duly elected and qualified. Unless you instruct otherwise, the shares represented by your proxy will be voted FOR the election of Ashley Buchanan, Steven Oakland, and Jill A. Rahman, the nominees described below. The affirmative vote of a majority of the votes cast is required to elect each director. In other words, the number of votes “for” a director must exceed the number of votes “against” a director in order to elect such director. For information regarding our resignation policy, see “Summary of the Annual Meeting — Resignation Policy” in this Proxy Statement.
Mr. Buchanan, Mr. Oakland, and Ms. Rahman have each agreed to be nominated and to serve as a director if elected. However, if any nominee at the time of his or her election is unable or unwilling to serve, or is otherwise unavailable for election, and as a result, another nominee is designated by the Board, then you or your designee will have discretion and authority to vote or refrain from voting for such nominee.

2021 Proxy Statement 15

Corporate Governance
The Board of Directors
Nomination of Directors
The Board is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board and Chief Executive Officer.

The Nominating and Corporate Governance Committee seeks candidates who have a reputation for integrity, honesty, and adherence to high ethical standards and who have demonstrated business acumen, experience, and an ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company.

The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race and gender.

When the Nominating and Corporate Governance Committee reviews a candidate for Board membership, the Nominating and Corporate Governance Committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then-current composition of the Board. The aim is to assemble a Board that provides a significant breadth of experience, knowledge, and abilities that assist the Board in fulfilling its responsibilities.

The current members of the Board hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.
Identifying New Directors
The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including current Board members and stockholders (see “Stockholder Proposals for 2022 Annual Meeting of Stockholders” for further details). It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Once a potential director candidate has been identified, including through the recommendation of a stockholder in accordance with the procedures set forth in our By-laws, the Nominating and Corporate Governance Committee evaluates the candidate according to the factors described above.
Agreement with JANA Partners
On January 29, 2021, an affiliate of JANA Partners LLC (“JANA”) notified us of its intent to nominate three candidates, including John P. Gainor Jr., for election as directors of the Company at the Annual Meeting. On February 10, 2021, JANA disclosed that it beneficially owned 4,152,910 shares of our Common Stock. On March 2, 2021, we entered into a cooperation agreement with JANA (the “Cooperation Agreement”) under which JANA agreed to cause the withdrawal of the nomination notice.
Pursuant to the Cooperation Agreement and in accordance with the process and criteria for selection of directors described above under “Nomination of Directors” and “Identifying New Directors,” the Board on March 2, 2021 elected John P. Gainor Jr. (the “JANA Nominee”) as an independent director for a term expiring at our 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and elected Kenneth I. Tuchman (the “Mutual Nominee” and, together with the JANA Nominee, the “Agreed Nominees”) as an
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independent director for a term expiring at our 2023 annual meeting of stockholders. In addition, in accordance with the Cooperation Agreement, the Board appointed Mr. Gainor, as the JANA Nominee, to the Compensation Committee and the Strategy and Long-Range Planning Committee.
The Cooperation Agreement provides that if, during the Cooperation Period (as defined below), an Agreed Nominee resigns or otherwise refuses to or is unable to maintain his or her director role, (i) if such Agreed Nominee is the JANA Nominee, JANA will be entitled to designate a replacement director that is reasonably acceptable to the Board and (ii) if such Agreed Nominee is the Mutual Nominee, we and JANA will mutually agree on a replacement director. For purposes of the Cooperation Agreement, a replacement director for a JANA Nominee would be deemed the JANA Nominee, and a replacement director for the Mutual Nominee would be deemed the Mutual Nominee.
Under the Cooperation Agreement, as a condition to appointment to the Board, the JANA Nominee must deliver an irrevocable letter of resignation from the Board effective (subject to Board acceptance) in the event of a material breach by JANA of the Cooperation Agreement that (if capable of being cured) is not cured within three business days after JANA receives notice of the material breach from the Company.
Under the terms of the Cooperation Agreement, JANA is subject to customary standstill restrictions during the “Cooperation Period,” which is the period from the date of the Cooperation Agreement until the date that is the earlier of (i) 45 calendar days prior to the expiration of our advance notice period for the nomination of directors at the 2022 Annual Meeting and (ii) December 15, 2021 (the “Termination Date”). Under the standstill restrictions, JANA may not, among other things and subject to certain exceptions, engage in transactions resulting in JANA’s beneficial or other ownership interest in our Common Stock reaching 12%; sell securities of the Company to a third party that, to JANA’s knowledge, would result in the third party having a beneficial or other ownership interest of more than 4.9% of our Common Stock; submit or support a proposal for an extraordinary transaction involving the Company; take any action with respect to the Company that would, or would reasonably be expected to, result in our having to make a public announcement or disclosure; seek or propose to influence or control the management or policies of the Company; seek a special meeting of our stockholders or submit any stockholder proposal; seek or propose to participate in the solicitation of proxies with respect to any securities of the Company; or enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing.
Under the Cooperation Agreement, JANA is required to appear in person or by proxy at any annual or special meeting of our stockholders held during the Cooperation Period and to vote in favor of the slate of directors nominated by the Board for election, against any action to remove any director from the Board, and in accordance with the recommendations of the Board on all other proposals or business that may be the subject of stockholder action, except that JANA may vote its shares in its sole discretion with respect to any proposal to authorize or approve specified extraordinary transactions, matters related to implementation of takeover defenses and new or amended incentive compensation plans submitted for stockholder approval. The Cooperation Agreement includes customary mutual non-disparagement obligations.
To enable the election to the Board of the Agreed Nominees in accordance with the Cooperation Agreement, the Board expanded the size of the Board from 12 directors to 14 directors. The Cooperation Agreement requires that, following the Annual Meeting until the Termination Date, the number of directors constituting the Board not exceed 11.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 2, 2021.
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Corporate Governance
Biographical Information of Director Nominees and Continuing Directors
Nominees for Election as Directors with Terms Expiring In 2024
The Nominating and Corporate Governance Committee has recommended and the Board has nominated the following director nominees and continuing directors for election to the Board:

Background
Mr. Oakland was appointed to serve as our Chief Executive Officer and President, as well as a Director, effective March 26, 2018. Mr. Oakland previously served as Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company (“Smucker’s”) (NYSE: SJM), a manufacturer of branded food products, from May 2016 to February 2018. He previously served as President, Coffee and Foodservice of Smucker’s from April 2015 to April 2016; President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail-Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Prior to that, Mr. Oakland served in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. Mr. Oakland currently serves on the board of directors of Foot Locker, Inc. (NYSE: FL), an athletic footwear and apparel retailer, Foster Farms, a privately held poultry company, and MTD Products Corporation, a privately-held outdoor products manufacturer. Mr. Oakland earned his B.A in Marketing and Economics from the University of Mount Union.

Steven Oakland Age: 60 Director Since: March 2018 Committees: None Current Public Company Boards: Foot Locker, Inc.

Director Qualifications
As a currently active food and beverage executive, Mr. Oakland brings an understanding of the rapidly-changing consumer demands across the food and beverage industry and has in-depth knowledge of the manufacturer and retailer strategies for both brands and private label to address these changing demands, as well as his deep understanding of the business. In addition, Mr. Oakland understands large scale M&A and the associated integration and operational priorities, and has significant public and private board of directors experience across both manufacturing and retailing.

Background
Mr. Buchanan has served as a Director since November 2020. Mr. Buchanan currently serves as the Chief Executive Officer of The Michaels Companies (NASDAQ: MIK), the United States’ largest arts and crafts retailer. Mr. Buchanan previously served as President and Chief Executive Officer Designate until April 1, 2020. Prior to joining The Michaels Companies, Mr. Buchanan served in numerous roles of increasing leadership and responsibility over his 12-year career at Walmart Inc. (NYSE: WMT), a multinational retail corporation, most recently as Chief Merchant for Walmart U.S. eCommerce. He also served as the Chief Merchant at Sam’s Club where he led a merchandising team and oversaw activities including assortment, private brand strategy, pricing, global sourcing, packaging, replenishment and supply chain. Mr. Buchanan has also served in a broad set of senior merchandising roles at Walmart Inc. Prior to his tenure at Walmart, Mr. Buchanan held a variety of positions in finance at Dell (NYSE: DELL) and spent five years at Accenture (NYSE: ACN) focused on the retail industry. Mr. Buchanan currently serves on the board of directors of The Michaels Companies. Mr. Buchanan earned a Bachelor of Business Administration in finance and real estate as well as a Master of Business Administration from Baylor University.

Ashley Buchanan Age: 47 Director Since: November 2020 Committees: None Current Public Company Boards: The Michaels Companies

Director Qualifications
Mr. Buchanan’s thorough understanding of retail – both the fundamentals of the in-store shopping experience and the proven track record of executing a successful omnichannel and digital shopping strategy – allows him to know how to deliver the right item to the right customer at the right time. His early career in technology, finance and consulting helps him identify the trends of the future and understand how to solve problems that could fundamentally transform or even save a business.

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Background
Ms. Rahman has served as a Director since November 2020. Ms. Rahman currently serves as Chief Operating Officer, where she leads operations, finance, IT, human resources and strategic initiatives for the Greater Chicago Food Depository, which includes a network of more than 700 partner organizations which work together to bring food, dignity, and hope across Chicago. Ms. Rahman has more than 30 years of experience in the consumer-packaged goods industry at companies including The Kraft Heinz Company (NASDAQ: KHC), Newell Brands (NASDAQ: NWL), and Conagra Brands (NYSE:CAG). She most recently served as the President of the International division at Conagra Brands from 2016 until her retirement in June 2020. From 2016 – 2020, Ms. Rahman served on the board of directors as Chairman for Agro Tech Foods, a publicly traded affiliate of Conagra Brands in India. Ms. Rahman currently serves on the board of directors for Berry Global, Inc. (NYSE: BERY), a global manufacturer and marketer of plastic packaging products. She earned her Bachelor of Business Administration from Howard University and her Master of Business Administration from Indiana University.

Jill A. Rahman Age: 60 Director Since: November 2020 Committees: None Current Public Company Boards: Berry Global, Inc.

Director Qualifications
Ms. Rahman has breadth and depth of experience in food manufacturing, food retail and growth strategies. Ms. Rahman is a proven business operator with 30 years of P&L leadership while driving organizational change. She has a proven track record of translating her operator experience to an effective director, internationally and domestic. In addition, Ms. Rahman places focus on social responsibility as demonstrated by her recent retirement and move to Chief Operating Officer of the Greater Chicago Food Depository.

The Board recommends that stockholders vote “FOR” the election of all Director nominees named in this Proxy Statement to serve on the Company’s Board.
Proxies solicited by the Board will be voted for the election of each Director nominee unless stockholders specify a contrary vote.
2021 Proxy Statement 19

Corporate Governance
Biographical Information for Continuing Directors with Terms Expiring In 2023

Background
Mr. Hunter most recently served as the President and CEO of the Molson Coors Brewing Company (NYSE: TAP) from January 2015 to September 2019. From January 2013 to December 2014, he served as the President and Chief Executive Officer of Molson Coors Europe. From June 2012 to January 2013, he served as the President and Chief Executive Officer of Molson Coors Central Europe. From December 2007 to June 2012, he served as the President and Chief Executive Officer of Molson Coors UK. Prior to that, he served in various roles of increasing responsibility for Molson Coors and its predecessor, Bass Brewers, since 1989. Mr. Hunter also served as a non-executive director from 2011 to 2014 of the 2 Sisters Food Group, a leading privately-owned European private label food business. Mr. Hunter holds a Bachelor Honours degree in Marketing and Business Administration from the University of Strathclyde in Glasgow, Scotland, where he was also awarded an Honorary Doctorate in 2009. Mr. Hunter also served for two terms as President of the Incorporated Society of British Advertisers and as Vice Chairman on the International Alliance for Responsible Drinking.

Mark R. Hunter Independent Age: 58 Director Since: April 2020 Committees: Audit Current Public Company Boards: None

Director Qualifications
Mr. Hunter brings extensive marketing, sales, and business unit leadership experience both domestically and internationally. Mr. Hunter also brings private label knowledge, both from his previous Board service with 2 Sisters Food Group and his time at Molson Coors Brewing Company.

Background
Ms. Sardini is currently an independent advisor and consultant to early and mid-stage companies and private equity firms. Through In Progress Advisors, which she founded in 2013, Ms. Sardini provides client companies with strategic and practical guidance for successful growth, M&A, capital structuring and exit strategies. From April 2001 to June 2012, Ms. Sardini served as the Chief Financial Officer of Weight Watchers International, Inc. (NASDAQ: WW). From September 1999 to December 2001, she served as Chief Financial Officer of Vitamin Shoppe.com, Inc., a seller of vitamins and nutritional supplements, and from March 1995 to August 1999, she served as Executive Vice President and Chief Financial Officer for Sesame Workshop (Children’s Television Workshop). In addition, Ms. Sardini previously held finance positions at QVC, Inc. (NYSE: QVCC), Chris Craft Industries, and the National Broadcasting Company. In addition to our Board, Ms. Sardini served on the board of directors, chaired the Audit Committee, and served on the Restructuring Committee of Pier 1 Imports, Inc. (NYSE: PIR) until its liquidation in October 2020, and currently serves as chair of the board and of the Audit Committee of Ideal Protein, a private equity-owned subscription-based weight-loss company. Ms. Sardini also currently serves on the advisory boards of Grant Avenue Capital and chairs the advisory board of Target 100. Previously, Ms. Sardini served on the boards of directors for Promise Project Fund for the City of New York, Weight Watchers Danone China Ltd., and on the advisory board of Learnvest.com. Ms. Sardini holds a B.A. from Boston College and an M.B.A from Simmons College Graduate School of Management.

Ann M. Sardini Independent Age: 71 Director Since: May 2008 Committees: Compensation (Chair) Nominating and Corporate Governance Current Public Company Boards: None

Director Qualifications
Ms. Sardini is an accomplished financial expert and transformation leader with extensive experience in branded and direct-to-consumer goods and services and media companies. Her previous roles as a CFO and senior executive, coupled with her experience at the intersection of female-focused businesses, subscription services, and the application of technology in the consumer space, have enabled her to bring a multi-faceted perspective on consumer behavior and evolving trends to the Board in support of developing achievable growth objectives and executional strategies. Currently, she is leading the TreeHouse Board’s expanded initiatives around Human Capital and Culture oversight. In 2018, Ms. Sardini was named to the WomenInc.'s List of Most Influential Corporate Directors.

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Background
Ms. Spence is an independent consultant to several consumer products companies. Ms. Spence was formerly Executive Vice President of Research, Development, & Quality at Mondelēz International, Inc., (NASDAQ: MDLZ) a global leader in biscuits, chocolate, gum, candy and powdered beverages ("Mondelēz") from 2012 to 2015. Prior to the 2012 spin-off transaction to form Mondelēz International, Inc., Ms. Spence served in the same capacity at parent company Kraft Foods, Inc. ("Kraft") from 2004 to 2012, where she was responsible for research and development which included new product innovation, improving quality and food safety on a worldwide basis, coordinating global compliance programs, scientific relations, regulatory relations, microbiology, and auditing. She has represented the food industry on the Department of Homeland Security Advisory Council, and represented Kraft on the International Life Sciences Institute and Junior Achievement of Chicago Boards. Ms. Spence serves on the Supervisory Board of GEA Group AG (XETRA: GEA Group), and the Advisory Board of the Agri-Food Tech Fund of Praesidium Private Investments. Ms. Spence is Immediate Past Chair of the Clarkson University Board of Trustees. Ms. Spence earned a B.S. in Chemical Engineering from Clarkson University and a Master’s in Chemical Engineering from Manhattan College.

Jean E. Spence Independent Age: 63 Director Since: September 2018 Committees: Compensation Nominating and Corporate Governance Current Public Company Boards: GEA Group AG

Director Qualifications
Ms. Spence brings deep expertise in innovation, food safety and product quality to the Board, as well as insight into regulatory and consumer trends. Her broad management and operational experience in global enterprises provides significant industry acumen.

Background
Mr. Tuchman was a Vice-Chairman of the investment and corporate banking groups of Bank of Montreal Capital Markets, a bank and financial consultant, from April 2010 to December 2016. From June 2007 to April 2009, Mr. Tuchman served as Vice-Chairman at Bank of America Merrill Lynch (NYSE: BAC), where he focused on investment banking in the consumer and retail sector. From March 1997 to June 2007, he was Chairman of Global Banking for the Americas at Dresdner Kleinwort Ltd. (Wasserstein Perella Group). Prior to Wasserstein, Mr. Tuchman spent more than 16 years at Lehman Brothers, a financial services firm, where he was a Managing Director and Co-Head of the Global M&A Group. Mr. Tuchman is currently an Advisory Board Member of Golden Falcon Acquisition Corp. (NYSE: GFX) and also serves on the board of directors of the Hank Aaron Chasing the Dream Foundation. Mr. Tuchman previously served on the board of directors of Smart & Final Stores, Inc., Gordmans Stores, Parisian Department Stores and DeMoulas Supermarkets (dba Market Basket), and as a member of the Board of Overseers at the University of Pennsylvania Law School. Mr. Tuchman received a B.S. in Management from the State University of New York at Buffalo, magna cum laude with highest Distinction, Beta Gamma Sigma and holds MBA and J.D. degrees from the University of Pennsylvania.

Kenneth I. Tuchman Independent Age: 70 Director Since: March 2021 Committees: Audit Current Public Company Boards: Golden Falcon Acquisition Corp.

Director Qualifications
Mr. Tuchman brings to the Board over 35 years of experience as an investment banker and director who has worked with public and private, large and mid-cap company management teams to facilitate growth, funding and competitive positioning.

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Corporate Governance
Biographical Information for Continuing Directors with Terms Expiring In 2022

Background
Mr. Gainor was the President and Chief Executive Officer of International Dairy Queen, Inc. from 2008 until 2017 after serving as its Chief Supply Chain Officer from 2003 to 2008. Mr. Gainor has longstanding experience in shipping and logistics as the former President and Co-Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies. Mr. Gainor previously held various executive positions with Consolidated Distribution Corporation, AmeriServe Distribution Corporation and Warner Lambert Corporation. Mr. Gainor serves on the boards of directors of Bloomin’ Brands, Inc. (NASDAQ: BLMN) and Saia, Inc. (NASDAQ: SAIA) and previously served on the board of Jack in the Box Inc. (NASDAQ: JACK). Mr. Gainor earned his Bachelor of Science in Communication from Ohio University. Mr. Gainor is a member of the Compensation Committee of our Board of Directors.

John P. Gainor Jr. Independent Age: 64 Director Since: March 2021 Committees: Compensation Current Public Company Boards: Saia, Inc. Bloomin' Brands, Inc.

Director Qualifications
Mr. Gainor brings significant business experience, both domestic and international, as the former President & CEO of a major foodservice company. With over 40 years of experience in logistics, supply chain and transportation, he has built and led go-to market and profitability strategies for consumer products companies and major restaurant brands. His service on other public boards and extensive experience with ESG issues, operations and food safety are beneficial to the company.

Background
Ms. Massman was the President and Chief Executive Officer of Clearwater Paper Corporation (NYSE: CLW) until her retirement on April 1, 2020. Previously, Ms. Massman served as Clearwater Paper's President and Chief Operating Officer from 2011 to 2013. Prior to that, Ms. Massman served as Clearwater Paper’s Chief Financial Officer from 2008 to 2011. Before joining Clearwater Paper, Ms. Massman served as group vice president of finance and corporate planning for SUPERVALU Inc., following its acquisition of Albertson’s Inc, where she served in a similar capacity. Prior to that, Ms. Massman was a business strategy consultant for Accenture (NYSE: CAN). In 2016, she became the first vice chairwoman for the American Forest & Paper Association, and in 2017, she was the chairwoman for the American Forest & Paper Association. Ms. Massman currently serves on the board of directors of Caliber. She earned her Bachelor of Business Administration in finance from the University of North Dakota and holds an M.B.A. from Harvard Business School.

Linda K. Massman Independent Age: 54 Director Since: July 2016 Committees: Audit (Chair) Nominating and Corporate Governance Current Public Company Boards: None

Director Qualifications
Ms. Massman’s experience as a CEO, COO and CFO of a company with extensive private label offerings in paper products provides the Board with an experience-based understanding of key private label customers. Ms. Massman's retail experience and experiences in strategic consulting provide highly valuable perspectives. In addition, Ms. Massman’s experience in corporate planning, capital structure optimization and transactional structuring provides great benefit to the Board and Company as it considers acquisitions and business integration.

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Background
Mr. Smith has served as Chairman of the Board since July 1, 2018. Currently, Mr. Smith is a Partner of Encore Consumer Capital. From 2005 to 2019, Mr. Smith was Founding Managing Director of Encore Consumer Capital. From April 1995 to December 2004, Mr. Smith served as Senior Vice President - Marketing of Safeway, Inc. In addition, Mr. Smith held various management positions at Safeway, Inc. from 1961 to 1995. In addition to our Board, Mr. Smith currently serves on or has previously served on the boards of directors of AgriWise, Inc., Altierre Corporation, Philly’s Famous Water Ice, Inc., The Winery Exchange, Inc., Supply Chain Systems Ltd., FreshKO Produce Services, Inc., Aidell’s Sausage Company, Inc., Mesa Foods, Inc., Brownie Brittle, LLC, Fantasy Cookie Company, Pint Size Distribution Co., Slingshot Power, and Pure Red, LLC.

Gary D. Smith Independent Age: 78 Director Since: June 2005 Committees: None Current Public Company Boards: None

Director Qualifications
Mr. Smith is an experienced business leader with skills that make him a valuable asset in his role as Chairman of the Board. Mr. Smith’s deep understanding of the grocery channel and experience as an acquirer and investor in businesses adds significantly to acquisitions and customer insight.

Background
Mr. Tyler has served as Chief Financial Officer of Northern Trust Corporation (NASDAQ: NTRS) since January 1, 2020. Prior to that, he served as Executive Vice President and Chief Financial Officer of Northern Trust’s Wealth Management business. His prior roles include serving as Global Head of Corporate Strategy for the Company and Global Head of the Institutional Group at Northern Trust Asset Management. Mr. Tyler joined Northern Trust in 2011 from Ariel Investments, where he served as Senior Vice President, Director of Research Operations, and as a member of the Investment Committee. Previously, he served in various leadership roles at Bank One/American National Bank. Mr. Tyler earned an MBA from University of Chicago Booth School of Business and an A.B. from Princeton University. He is a Director of the University of Chicago Laboratory Schools, Advance Illinois, Northwestern Memorial Healthcare Foundation, The Becker Friedman Institute, and the Joffrey Ballet where he formerly served as Chairman.

Jason J. Tyler Independent Age: 49 Director Since: April 2019 Committees: Audit Compensation Current Public Company Boards: None

Director Qualifications
Mr. Tyler’s experience with institutional investors and financial markets provides the Board a deep understanding of capital markets. Additionally, with his experience in financial management, strategy, and planning matters, Mr. Tyler brings considerable execution experience.

2021 Proxy Statement 23

Corporate Governance
Board Diversity and Tenure
Over the past few years, we have refocused our efforts on Board refreshment. The Board believes the fresh perspectives brought by new directors are critical to a forward-looking and strategic Board while retaining those who have a deep understanding of TreeHouse’s business provided by longer-serving directors.
The Board is committed to having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s activities, and functional, geographic or cultural background.
Board Tenure Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefit the entire membership of the Board as well as management. However, the Board does believe that a mandatory retirement age for directors is appropriate and has adopted the policy that an individual may not stand for election or reelection to the Board if such individual (i) has reached 75 years of age or (ii) would reach 75 years of age during such individual’s term as a director if elected or re-elected; provided, however, from time to time the Board may re-nominate a director for additional terms if the Board determines that due to such director’s unique capabilities and/or special circumstances, such re-nomination is in the best interest of the Company.
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The Board’s Role and Responsibilities
The Board’s Role in Risk Oversight
Management is responsible for day-to-day risk assessment and mitigation activities, and our Company’s Board is responsible for risk oversight, focusing on our Company’s overall risk management strategy, our Company’s degree of tolerance for risk, and the steps management is taking to manage our Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas, as set forth below:

Full Board
Together with the Board’s standing committees, the Board regularly reviews material risks identified by management and the Board. The Board and its committees regularly review the actions by management to address material risk.

Audit Committee
As part of its responsibilities as set forth in its charter, the Audit Committee discusses with management the Company’s policies and guidelines to govern the process by which enterprise risk assessment and risk management are undertaken by management, including guidelines and processes to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
The Audit Committee also performs an oversight role with respect to financial and compliance risks.
Senior Management Senior management tracks and evaluates risks across all aspects of the Company's business operations.

Compensation Committee The Compensation Committee considers risk in connection with its design of compensation programs for our executives.

Nominating and Corporate Governance Committee The Nominating and Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation.

Cybersecurity
Information technology and data security, particularly cybersecurity, is a focus area for our Board of Directors. Our business operations could be disrupted if our information technology systems are breached. Our Board of Directors is engaged in the oversight of management's cybersecurity risk program through quarterly cybersecurity updates given by members of management during Board of Directors meetings. The effectiveness of our cybersecurity risk program is measured through key performance indicators, and the results are reported to the Board of Directors where action plans are discussed, if necessary. The Company has not had a material cybersecurity breach during 2020, and the Company carries cybersecurity insurance in the event of a cybersecurity breach.
As part of the ongoing information security awareness training, and as established in the Code of Ethics, employees understand the Company's position on data privacy; protecting confidential, proprietary information, and intellectual property; and safeguarding technology systems. Employees are provided ongoing mandatory training to coincide with emerging and macro cyber risk factors, and those unique to our business and work environment. The training results are reviewed by the Board of Directors and management as part of its ongoing cybersecurity risk assessment.
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Corporate Governance
Management Succession Planning
The Nominating and Corporate Governance Committee oversees an annual review by the Board regarding succession planning matters. Included in the review are the position of Chief Executive Officer & President, Chief Financial Officer, and other executive officer positions in the Company. Management succession discussions also include a review of transitional leadership plans in the event of an unplanned vacancy in these roles.
Corporate Governance Guidelines and Code of Ethics
We are committed to high standards of business integrity and corporate governance. All of our directors, executive officers and employees must act ethically and in accordance with our Code of Ethics. All of the Company’s corporate governance materials, including the Corporate Governance Guidelines, committee charters, and the Code of Ethics are published on the Company’s website at www.treehousefoods.com in the Investors section under Governance and are also available upon request from the Corporate Secretary. The Nominating and Corporate Governance Committee and the Board regularly review corporate governance developments and modify the Company’s corporate governance materials from time to time. We will post any modifications of our corporate governance materials, including our Code of Ethics, on our website. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
Shareholder Outreach
It is our belief that strong corporate governance should include regular and constructive engagement with portfolio managers and investment teams. Our approach to engage the investor community in 2020 was as follows:
•Hosted the quarterly earnings conference call webcasts and posted presentations to the Company's website
•Presented and engaged investors at The Consumer Analyst Group of New York Annual Conference
•Published annual communications to shareholders: Annual Report, Proxy Statement, and 10-K
•Published quarterly 10-Q communications to shareholders
•Conducted the Annual Meeting of Stockholders
•Met with investors through industry conferences, non-deal roadshows and one-on-one meetings utilizing virtual engagement platforms
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Corporate Governance
Board Structure
Board Chairman Role
The Board has determined that the appropriate leadership structure for the Board is to separate the roles of Chairman and Chief Executive Officer, and to appoint an independent director to serve as Chairman of the Board. Accordingly, the Board appointed Mr. Smith to serve as independent Chairman of the Board on July 1, 2018. The Board has elected Ms. Ann Sardini to serve as the independent Chairman of the Board effective at the Annual Meeting.

In her capacity as Chairman of the Board, Ms. Sardini’s duties entail:
•Approving the Board meeting agendas;
•Conducting and presiding at executive sessions of the Board;
•Serving as a liaison to and acting as a regular communication channel between the non-management members of the Board and the Chief Executive Officer of the Company; and
•Consulting with the Chief Executive Officer about the concerns of the Board.

We do not have a formal policy that requires the Chief Executive Officer and Chairman of the Board roles to be separated, and the Board, in its discretion, may subsequently decide to change our leadership structure. However, in the event the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the Board will elect a Lead Independent Director to, among other things, preside at executive sessions of the Board and act as a liaison between the non-management members of the Board and the Chief Executive Officer.
Director Independence
Except as may otherwise be permitted by NYSE rules, our Corporate Governance Guidelines provide that a majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual and (2) in the Board’s judgment (based on all relevant facts and circumstances), the director does not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board determined that (i) current directors Messrs. Buchanan, Gainor, Hunter, O’Connell, Rubel, Smith, Tuchman, and Tyler and Mses. Massman, Rahman, Sardini, and Spence have no direct or indirect material relationships with management, and that they satisfy the NYSE’s independence guidelines and are independent and (ii) that Messrs. Oakland and Vermylen are not independent. Mr. Oakland is the Chief Executive Officer and President of the Company. Mr. Vermylen became a senior advisor with the Company in July 2011 and in accordance with his consulting agreement, which has expired, was paid $300,000 annually through February 2019. As a result of the consulting agreement with Mr. Vermylen and the related payments thereunder, the Company has concluded that Mr. Vermylen is not an independent director at this time.
All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors and our Compensation Committee members meet the enhanced independence requirements for Compensation Committee members under the NYSE’s listing standards. The Board has determined that all of the members of our Audit Committee also satisfy the SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.
2021 Proxy Statement 27

Corporate Governance
Executive Sessions
The independent directors meet in executive session at least quarterly to discuss, among other matters, the performance of the Company and its executives. The independent directors will meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. The Chairman of the Board presides at these meetings.
Standing Committees of the Board
The Board has established three committees to help oversee various matters of the Company: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board determines the membership of each of these committees from time to time, and only outside, independent directors serve on these committees.
Audit Committee

Members Linda K. Massman (Chair) Mark R. Hunter Frank J. O'Connell Matthew E. Rubel Kenneth I. Tuchman Jason J. Tyler Meetings in 2020: 9
Principal Responsibilities
•    Reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit.
•    Provides oversight of the audit process and financial reporting process and reviews the Company's financial and operating controls.
The Audit Committee operates pursuant to a written charter and is composed entirely of independent directors, in accordance with the NYSE listing standards and SEC rules. In addition, the Board has determined that Ms. Massman and Messrs. Hunter, O'Connell, Rubel, Tuchman, and Tyler are each qualified as an audit committee financial expert within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise as required by the listing standards of the NYSE.
The report of the Audit Committee is set forth later in this Proxy Statement.

Nominating and Corporate Governance Committee

Members Frank J. O'Connell (Chair) Linda K. Massman Ann M. Sardini Jean E. Spence Meetings in 2020: 5
Principal Responsibilities
•    Identifies individuals qualified to become members of the Board.
•    Recommends to the Board the persons to be nominated for election as directors at any meeting of the stockholders.
•    In the event of a vacancy on or increase in the size of the Board, the committee recommends to the Board the persons to be nominated to fill such vacancy or additional Board seat.
•    Recommends to the Board the persons to be nominated for each committee of the Board.
•    Develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics.
•    Oversees the evaluation of the Board.
•    Considers nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws.
The Nominating and Corporate Governance Committee is composed entirely of independent directors and operates pursuant to a written charter.
The report of the Nominating and Corporate Governance Committee is set forth later in this Proxy Statement.

28 2021 Proxy Statement

Corporate Governance
Compensation Committee

Members Ann M. Sardini (Chair) John P. Gainor Jr. Matthew E. Rubel Jean E. Spence Jason J. Tyler Meetings in 2020: 7
Principal Responsibilities
•    Reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan.
•    Reviews the design and costs associated with the Company’s general compensation and benefits and policies programs.
•Oversight for human capital management and Executive Leadership Team succession.
•    Recommends the director compensation programs to the Board.
The Compensation Committee operates pursuant to a written charter and is composed entirely of independent directors.
The Compensation Committee engaged Pay Governance LLC as its independent executive compensation advisor beginning in the third quarter of 2019. For more information regarding the role of compensation advisors in the Compensation Committee's decision-making process, please see the disclosure under the heading "Executive Compensation Decision Making Process" in the Compensation Discussion and Analysis.
The Company’s tax-qualified retirement and health and welfare plans are administered by the TreeHouse Foods, Inc. Employee Benefits Administrative Committee and TreeHouse Foods, Inc. Employee Benefits Investment Committee as set forth in the applicable plan and program documents.
The report of the Compensation Committee is set forth later in this Proxy Statement.

Each of these Committees operates under the guidelines of their specific charters. These charters may be reviewed on our website at www.treehousefoods.com/investors/governance/governance-documents/default.aspx. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
2021 Proxy Statement 29

Corporate Governance
Board Practices, Processes and Policies
Meetings of the Board of Directors
Members of the Board are expected to attend each meeting, as set forth in the Company’s Corporate Governance Guidelines.

The Board met 12 times during 2020 and Committees of the Board held a total of 21 meetings. Overall, attendance at such meetings was over 95%. Each director attended 75% or more aggregate of all meetings of the Board and the Committees on which he or she served during 2020.

It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders, absent exceptional cause.

All of the directors attended the Annual Meeting of Stockholders in 2020.

The non-management directors of the Company meet regularly (at least quarterly) in executive sessions of the Board without management present.
Board Self-Assessments
Our directors undergo an annual Board self-evaluation to determine whether the Board and its committees are functioning effectively. As part of the self-evaluation process, directors provide feedback evaluating Board and committee effectiveness on multiple criteria. The Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. Each committee also conducts a self-evaluation and reports its assessment of effectiveness to the Board. The assessments are discussed with the full Board each year.
Director Orientation and Continuing Education
The Board and the Company’s management conduct an orientation program for new directors. The orientation program includes presentations by management to familiarize new directors with the Company’s strategic plans, its significant financial accounting, and risk management issues, its compliance programs, its Code of Ethics, its principal officers, its internal and independent auditors, and its General Counsel. In addition, the orientation program includes a review of the Company’s expectations of its directors in terms of time and effort, a review of the director’s fiduciary duties and visits to Company headquarters, and, to the extent practical, certain of the Company’s significant facilities.
Each director is encouraged to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise.
30 2021 Proxy Statement

Corporate Governance
Certain Relationships and Related Person Transactions
We maintain procedures relating to the review, approval or ratification of transactions in which we are a participant and in which any of our directors, executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related parties. Our Code of Ethics, which is available on our website at www.treehousefoods.com, prohibits our employees, including our executive officers and directors, from engaging in certain activities. These activities typically relate to conflict of interest situations where an employee or director may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
We review all relationships and transactions in which the Company and our directors, executive officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest and whether such transactions involve at least $120,000. Our law department has responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify such related party relationships and transactions. We also require that directors and executive officers notify our General Counsel of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible and we gather information regarding possible related party transactions throughout the year. As required under SEC rules, transactions involving the Company that exceed $120,000 and that a related party has a direct or indirect material interest in will be disclosed in our Proxy Statement. Our Board has responsibility for reviewing and approving or ratifying related person transactions.
Stockholder Communication with the Board
Stockholders and other interested parties may contact the Board, the non-management directors or any individual director (including the Chairman of the Board) by writing to them c/o TreeHouse Foods, Inc., Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL 60523, and such mail will be forwarded to the director or directors, as the case may be.
Director Compensation
Directors who are full-time employees of the Company receive no additional fees for service as a director. Non-employee directors received a combination of cash payments and equity-based compensation as shown in the table and narrative below for 2020:

Name (1)(2)	Fees Earned or Paid in Cash ($) (a)	Restricted Stock Units ($) (b)	Total ($)
Ashley Buchanan(3)	45,000	97,239	142,239
Mark R. Hunter	97,500	172,226	269,726
Linda K. Massman	120,000	172,226	292,226
Frank J. O’Connell	112,500	172,226	284,726
Jill A. Rahman(3)	45,000	97,239	142,239
Matthew E. Rubel	102,500	172,226	274,726
Ann M. Sardini	115,000	172,226	287,226
Gary D. Smith	265,000	172,226	437,226
Jean E. Spence	100,000	172,226	272,226
Jason J. Tyler	102,500	172,226	274,726
David B. Vermylen	90,000	172,226	262,226
(1)    Dennis F. O’Brien did not stand for re-election in 2020 and did not receive any compensation for his services in 2020.
(2)    John P. Gainor Jr. and Kenneth I. Tuchman joined the board on March 2, 2021.
(3)    Ashley Buchanan and Jill A. Rahman joined the board on November 24, 2020.
2021 Proxy Statement 31

Corporate Governance
Cash Compensation (column (a))
For the 2020-2021 Board year, non-management directors of the Company received a cash retainer of $90,000 per year, except for Ashley Buchanan and Jill A. Rahman, each of whom commenced service on the Board in November 2020 and received a prorated cash retainer of $45,000. Directors are generally permitted to defer up to 100% of this cash retainer under our Deferred Compensation Plan. The Chairman of the Board received an additional annual cash retainer of $175,000. Committee members received additional annual cash retainers as follows: Audit Committee $7,500; Compensation Committee $5,000; and Nominating and Corporate Governance Committee $5,000. The Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received additional annual cash retainers of $25,000, $20,000, and $15,000, respectively. No individual meeting attendance fees are paid to Board or Committee members.
John P. Gainor Jr. and Kenneth I. Tuchman commenced service on the Board in March 2021 and received a prorated cash retainer of $15,000. Mr. Gainor received a prorated Compensation Committee retainer of $833, and Mr. Tuchman received a prorated Audit Committee retainer of $1,250.
Fees Earned or Paid in Cash

	Annual Retainer ($)	Nominating & Corporate Governance Committee ($)	Audit Committee ($)	Compensation Committee ($)	Chairman of the Board ($)	Other ($)	Total ($)
Ashley Buchanan	45,000	—	—	—	—	—	45,000
Mark R. Hunter	90,000	—	7,500	—	—	—	97,500
Linda K. Massman*	90,000	5,000	25,000	—	—	—	120,000
Frank J. O’Connell*	90,000	15,000	7,500	—	—	—	112,500
Jill A. Rahman	45,000	—	—	—	—	—	45,000
Matthew E. Rubel	90,000	—	7,500	5,000	—	—	102,500
Ann M. Sardini*	90,000	5,000	—	20,000	—	—	115,000
Gary D. Smith	90,000	—	—	—	175,000	—	265,000
Jean E. Spence	90,000	5,000	—	5,000	—	—	100,000
Jason J. Tyler	90,000	—	7,500	5,000	—	—	102,500
David B. Vermylen	90,000	—	—	—	—	—	90,000
*    Committee Chair
Equity-Based Compensation (column (b))
To ensure that directors have an ownership interest aligned with other stockholders, each non-management director will be granted options and/or restricted stock units of the Company’s stock having a value determined by the Board. The grant date fair value of restricted stock units granted in 2020 for each non-employee director was $172,226 except for Ashley Buchanan and Jill A. Rahman who received a prorated grant date fair value of $97,239 for restricted stock units. The grant date fair value of restricted stock units granted were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
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Corporate Governance
Outstanding Awards (as of December 31, 2020)

	Restricted Stock Units (#)	Vested & Deferred Restricted Stock Units* (#)
Ashley Buchanan	2,196	—
Mark R. Hunter	3,283	—
Linda K. Massman	3,283	—
Frank J. O’Connell	3,283	26,370
Jill A. Rahman	2,196	—
Matthew E. Rubel	3,283	7,050
Ann M. Sardini	3,283	3,700
Gary D. Smith	3,283	30,670
Jean E. Spence	3,283	2,680
Jason J. Tyler	3,283	—
David B. Vermylen	3,283	20,660
*    Vested and deferred restricted stock units are deferred until termination of service from the Board.
Board Stock Ownership
We have adopted ownership and holding guidelines for the Board. All outside directors are covered by the guidelines and must achieve a stock ownership level equal to five times their annual retainer within five years of joining the Board. Similar to the management guidelines, shares of stock owned outright or through a trust, and vested restricted stock and restricted stock units count towards fulfillment of the guidelines. All of our current outside directors are currently in compliance with these guidelines.
2021 Proxy Statement 33

Executive Officers
The following sets forth biographical information for the Company’s executive officers, except for the Chief Executive Officer, Steven Oakland, whose biographical information appears in this Proxy Statement under “Biographical Information for Continuing Directors with Terms Expiring In 2024”:

Mr. Kelley has held this role since February 2020. He previously served as Interim Chief Financial Officer since November 2019. From May 2018 to November 2019, he was our Senior Vice President, Corporate and Operations, Finance. A food industry veteran, Bill joined TreeHouse in 2016 as Vice President Finance and Corporate Controller. Prior to joining TreeHouse, Mr. Kelley was with The Kraft Heinz Company (NASDAQ: KHC) ("Kraft") as Head of Global Internal Audit. Before Kraft, he was employed by The Hillshire Brands Company, as Senior Vice President, Corporate Controller and Chief Accounting Officer. Prior to Hillshire, Mr. Kelley held several senior roles of increasing responsibility at USG Corporation, PepsiAmericas, Arthur Andersen, and Cargill, Inc. Mr. Kelley holds a B.A. in Accounting from Clark Atlanta University and an MBA in Accounting and Strategy from the University of Chicago. In 2020, Mr. Kelley was elected to the Board of Directors of Thor Industries, Inc., (NYSE: THO) the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of RVs.

William J. Kelley Jr. Executive Vice President and Chief Financial Officer

Mr. O'Neill has held this role since July 1, 2011. From January 27, 2005 to July 1, 2011, Mr. O’Neill was Senior Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary of the Company. Prior to joining TreeHouse, Mr. O’Neill was a principal in TreeHouse, LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From February 2000 to March 2001, he served as Senior Vice President, Secretary and General Counsel of Keebler Foods Company. He previously served at Keebler as Vice President, Secretary and General Counsel from December 1996 to February 2000. Prior to joining Keebler, Mr. O’Neill served as Vice President and Division Counsel for the Worldwide Beverage Division of the Quaker Oats Company from December 1994 to December 1996; Vice President and Division Counsel of the Gatorade Worldwide Division of the Quaker Oats Company from 1991 to 1994; and Corporate Counsel at Quaker Oats from 1985 to 1991. Prior to joining Quaker Oats, Mr. O’Neill was an attorney at Winston & Strawn LLP. In 1991, Mr. O’Neill completed the Program for Management Development at Harvard Business School. Mr. O’Neill holds a B.A. and J.D. from the University of Notre Dame.
Thomas E. O’Neill Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

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Executive Officers

Mr. Braun has held this role since January 2019. Mr. Braun joined TreeHouse in early 2016, just prior to the acquisition of the ConAgra Private Brands business. He has 30+ years of experience in the food and beverage industry and is currently responsible for the Food Safety/Quality, Procurement, Engineering, Plant Operations, Distribution, Planning & Scheduling, Customer Support, and Continuous Improvement for TreeHouse. Mr. Braun was also the head sponsor of the TreeHouse 2020 program. He came to TreeHouse from Dean Foods where he held various positions, last serving as the head of the Supply Chain, which included managing 70+ plants and the company’s $5 billion dairy procurement activities. Prior to Dean Foods, Mr. Braun held positions of increasing responsibility with Sara Lee Corporation (successor in interest to Earthgrains Co.) where he last served as Vice President of LEAN Productivity. Mr. Braun also held various operational positions with Interstate Brands Corporation and Frito-Lay North America, Inc. Mr. Braun earned his B.S. in Industrial Engineering from Oklahoma State University.

Clifford Braun Senior Vice President, Chief Operations Officer

Mr. Fleming has held this role since February 2020. From September 2018 to February 2020, he was the President of the Baked Goods Division. Previously, he served as the President of the Meals Division. Mr. Fleming joined TreeHouse in February 2016 as the Vice President and General Manager, Retail Bakery, as part of the acquisition of ConAgra’s Private Brands business, a position he held since 2013. Prior to ConAgra, Mr. Fleming spent five years at Heinz, serving in several senior marketing roles including Vice President of Food Service Ketchup and Senior Director of SmartOnes frozen nutritional meals. The early part of his professional career included a range of marketing roles at Kraft Foods and Reckitt Benckiser, where he managed brands such as A1 steak sauce, Honey Bunches of Oats cereal, and Lysol cleaning products. Mr. Fleming earned his MBA from Duke University and his B.A. in Business Administration from Franklin and Marshall College.
Mark A. Fleming Senior Vice President, Division President, Meal Preparation

Mr. Jackson joined TreeHouse Foods in February 2020 as President of our Snacking & Beverages Division and assumed responsibility for our Commercial organization in October 2020. Mr. Jackson has over 25 years of consumer packaged goods management, marketing, and sales experience. Prior to joining TreeHouse, Mr. Jackson was with The J.M. Smucker Company ("Smucker's") (NYSE: SJM) for seventeen years where he was most recently the Senior Vice President, U.S. Retail Sales and North American Away From Home Division. Prior to joining Smucker's, Mr. Jackson was a brand manager at Brach's Confections and Constellation Brands. Mr. Jackson earned his MBA from New York Institute of Technology and his Bachelor of Arts from the University of Colorado, Boulder. Mr. Jackson is part of Revenue 50 and Sales Executive Share Group.

Kevin G. Jackson Senior Vice President, Division President, Snacking & Beverages and Interim Chief Commercial Officer

2021 Proxy Statement 35

Executive Officers

Mr. Philip joined TreeHouse Foods in September 2019 in his current role. Prior to joining TreeHouse, Mr. Philip was with The Hershey Company (NYSE: HSY) ("Hershey") for seven years where he was most recently Vice President, Global Analytics & Insights. Mr. Philip also held leadership roles in both Corporate and Business Unit strategy at Hershey. Prior to joining Hershey, Mr. Philip was a Management Consultant with A.T. Kearney. Mr. Philip started his career with Schlumberger as a technology consultant. Mr. Philip holds an MBA from Duke University and a Bachelor's degree in Computer Science from Purdue University.

Amit R. Philip Senior Vice President, Chief Strategy Officer

Ms. Roberts has held this role since January 2019. Ms. Roberts joined TreeHouse in January 2015 as Senior Vice President, Human Resources. Prior to joining TreeHouse, Ms. Roberts was Vice President and Chief Human Resources Officer at TMK Ipsco, Inc. from May 2010 to March 2013. From February 2007 to December 2009, Ms. Roberts was Vice President Human Resources at Claymore Group, Inc. Ms. Roberts was not employed between March 2013 and December 2014. She previously held senior level human resources roles at Pliant Corporation, Wallace Computer Services, Inc. and Cummins Inc. Ms. Roberts holds a B.S. and an M.A. from Indiana University.
Lori G. Roberts Senior Vice President, Chief Human Resources Officer

Ms. Schmelter has held this role since February 2020. From January 2019 to February 2020, she was the Senior Vice President, Division President, Meal Solutions. Ms. Schmelter, with over 20 years in the food industry, joined TreeHouse in 2016. Prior to TreeHouse, she held a variety of leadership roles at both Kraft and General Mills. During her decade at Kraft, she held roles of increasing responsibility in Marketing including Vice President, Meals. Prior to Kraft, Ms. Schmelter spent eight years at General Mills working primarily on the Cheerios and Yoplait businesses. She started her career as a Certified Public Accountant with Arthur Anderson. Ms. Schmelter holds an MBA from Northwestern University’s J.L. Kellogg School of Business Management and a B.A. in Accounting and Art History from the University of Notre Dame. In 2019, Ms. Schmelter was elected to the Board of Directors of Steelcase, Inc. (NYSE: SCS), a leading manufacturer of furniture for offices, hospitals and classrooms.

Catherine Schmelter Senior Vice President, Chief Transformation Officer

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Executive Compensation

Proposal 2 –	Advisory Vote to Approve the Company’s Executive Compensation Program

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval of stockholders of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. As approved by its stockholders at the 2017 Annual Meeting of Stockholders, consistent with the Board’s recommendation, the Company is submitting this proposal for a non-binding vote on an annual basis. Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2021 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”
Although the vote is non-binding, the Board and Compensation Committee will carefully review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board urges our stockholders to read the "Compensation Discussion and Analysis", which describes in detail our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the "Compensation Discussion and Analysis":
•We seek input from our stockholders and consider their views when designing our executive compensation programs;
•Our programs are designed to pay for performance with a majority of our NEOs' total compensation based on the performance of the Company and a significant portion linked to the achievement of long-term financial goals;
•Our executive compensation program incorporates practices that ensure ongoing good governance, including a "claw-back" policy, anti-hedging and anti-pledging, stock ownership guidelines and no excise tax gross-ups.
The affirmative vote of a majority of the votes cast is required to approve this Proposal 2.

The Board recommends that stockholders vote “FOR” approval of the advisory resolution set forth above. Proxies solicited by the Board will be voted for the approval of the advisory resolution set forth above unless stockholders specify a contrary vote.

2021 Proxy Statement 37

Executive Compensation
Compensation Discussion & Analysis
Our Compensation Discussion & Analysis (the "CD&A") details the Company's executive compensation philosophy and programs, which are governed by our Compensation Committee. The CD&A describes the 2020 total compensation for our active Named Executive Officers ("NEOs"), who are listed below.

Steven Oakland	William J. Kelley Jr.	Thomas E. O’Neill
Chief Executive Officer and President	Executive Vice President, Chief Financial Officer	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Clifford Braun	Lori G. Roberts
Senior Vice President, Chief Operations Officer	Senior Vice President, Chief Human Resources Officer
Executive Overview
Highlights of Our 2020 Results
2020 began with focus centered around our four pillared strategy: Commercial Excellence, Operational Excellence, Optimized Portfolio, and People & Talent. This focus quickly pivoted in the first quarter away from some key strategic initiatives to management of our business in response to the COVID-19 pandemic. Our teams mobilized quickly and efficiently to:
a.Protect the health, safety and welfare of our employees. With a large front-line workforce in an essential business, our team immediately introduced personal protective equipment (PPE), physical barriers, screening protocols, enhanced employee and food safety training, tracing protocols and enhanced incentives and benefits to ensure our critical front-line workers continued to feel safe coming into our TreeHouse plants and warehouses and could effectively run our operations. We also quickly closed our corporate facilities and introduced additional resources to support our other workforce members to work effectively from home.
b.Service increased demand for at-home food. Our team demonstrated exceptional agility to streamline production schedules, enhance distribution capacity and meet our customers’ needs through close collaboration and prioritization and of high volume SKUs.
c.Ensure business liquidity to support our operations.
Although COVID-19 dominated much of our focus in the year, we also continued our organizational transformation in key areas of our strategy including:
a.Optimized Portfolio: (1) Acquisition of Ebro's Riviana branded pasta business, which will enable us to serve our customers’ needs more holistically in this important category, as well as improve our operating leverage, and (2) Divestiture of non-core assets in our In-store bakery business (Lodi, CA and Fridley, MN operations).
38 2021 Proxy Statement

Executive Compensation
b.Operational Excellence: Continued to enhance our continuous improvement and operating system (TMOS) through virtual process improvement sessions, improved inventory management disciplines, as well as heightened employee communications. Our swift actions to implement new social distancing and safety protocols in our facilities coupled with the structural work we have completed over the last several years to drive operational excellence resulted in increased efficiency and profitability, and enabled us to differentiate through our ability to support customers and deliver on consumer needs.
c.Commercial Excellence: Fostered closer relationships with our customers as we worked to prioritize and service unprecedented retail demand as a result of the COVID-19 pandemic while also driving forward new innovation in both our Snacking & Beverages and Meal Preparation divisions.
d.People & Talent: Continued to foster our culture through enhanced communication and collaboration related to serving our customers and protecting our employees. Our values - Own It, Commit to Excellence, Be Agile, Speak Up and Better Together, guided our response to the COVID-19 pandemic. We also developed our Human Capital ESG framework, including a baseline employee engagement survey.
Say on Pay Vote Results and Shareholder Engagement
Say on Pay Vote Results

The Compensation Committee ("Committee") reviewed the results of the 2020 stockholder advisory approval of NEO compensation and considered the results of the vote, among many factors, in connection with the discharge of its responsibilities. Eighty-three percent (83%) of our voting stockholders at the 2020 Annual Meeting approved the compensation program described in our 2020 Proxy Statement.

Enhanced Shareholder Engagement
The perspective of shareholders is a critical input considered by the Committee for structuring our executive compensation programs and we remain committed to consistently soliciting this input through ongoing dialogue with our investors. As is our standard practice, the Committee reviewed the results of our 2020 say on pay vote and the specific feedback we received from investors and proxy advisors regarding our executive compensation program. This feedback was one of many factors taken into consideration when making the changes to our executive compensation program detailed below. We continue to listen carefully to input from our investors as we focus on aligning our pay programs with our evolving business strategy which includes addressing some legacy practices.
In an effort to enhance our standard Fall shareholder engagement efforts, in early 2021, we contacted top investors holding approximately 50% of our outstanding shares in the aggregate to solicit feedback on our pay and governance practices. Four of these shareholders, representing approximately 29% of our outstanding shares, accepted our invitation to engage and the Chair of our Committee led the engagement conversations with those four shareholders. In those conversations, we largely received positive feedback on the progress we have made on our Environmental, Social and Governance efforts in 2020 and limited input related to our executive compensation program.
Changes to 2020 Executive Compensation Program
Based on feedback from our shareholders over the past several years and the continuing transformation of our business, we made several changes to our executive compensation program in 2020 in order to ensure it continues to evolve along with our business and effectively rewards our executives as they continue driving value for our shareholders. The changes included:
Compensation Peer Group
Introducing a new peer group used to evaluate pay for our executives, some of whom are NEOs. Due to ongoing business transformation and divestitures, we formulated a new peer group by removing some larger companies and adding some smaller companies, resulting in a more size appropriate group of companies with TreeHouse positioned closer to the median revenue of the group. This group was used to revalidate 2020 compensation and will be used to set compensation for 2021.
2021 Proxy Statement 39

Executive Compensation
Incentive Plans
Redesigning both our annual and long-term incentive plans for 2020 by:
•Addressing overlapping performance measures in our annual and long-term incentive plans. For 2020, we removed the cash flow measure from our AIP, but maintained it in our performance share units (PSUs) as part of our long-term incentive plan. This allowed us to remove duplicate performance measures in our plans while maintaining cash flow as a key financial measure tracked by our investors as an indicator of the Company's long-term financial strength. In selecting performance measures for our incentive plans, we evaluate them to ensure they correlate to driving shareholder value over the longer-term.
The Committee includes adjusted Operating Net Income (ONI) as a performance measure in both the AIP and PSUs because it believes ONI is core to TreeHouse's business and is a critical driver of shareholder value that must be balanced over both the short- and longer-term time horizons.
◦The Committee does not want employees pursuing short- or long-term goals without considering the effect of such actions on ONI.
◦The Committee also believes that using ONI as one of the performance measures in the AIP provides the Committee with flexibility to adjust short-term goals to reflect existing market conditions without losing the motivational and retentive value of the PSUs in the long-term program.
•Introducing revenue as a new performance measure in our AIP to energize the Company around our initiatives for profitable top-line growth.
•Introducing a strategic performance component in our AIP to ensure key strategic goals critical to our business transformation are directly rewarded in our incentive program. The introduction of the strategic component also decreased the percentage of the total award opportunity based on personal performance.
•Modifying the PSUs to remove the ability for awards to be earned based on the greater of the average or cumulative result at the end of the three year period. For 2020, 25% of the award is eligible to be earned based on performance during each year in the three year period, with the final 25% eligible to be earned based on the cumulative three year result, with all awards not vesting until the end of the full three year performance cycle. For the 2020-2022 performance cycle, we started by only setting the 2020 performance goal, given the challenge in setting longer-term three year goals in the current COVID-19 environment.
Enhanced CEO Stock Ownership Guidelines
Increasing the stock ownership guideline for the CEO from 5x base salary to 6x base salary, further reinforcing long-term alignment with shareholder interests.
Changes to 2021 Incentives - Incorporating ESG and Relative Total Shareholder Return ("TSR")
As detailed earlier in the proxy, 2020 was an important year of ESG progress for TreeHouse. In 2020, we set 2025 ESG goals that will require incremental, sustained focus on milestone achievements annually to progress us toward achievement of those goals in five years. In many ways, 2021 will be a year of foundation building in many ESG areas that will become the baseline against which we will measure our continued progress. The Committee throughout 2020 has carefully considered ways in which we could incorporate ESG metrics into our incentive plans to hold leaders accountable for progress toward our 2025 goals. For 2021, the Committee has included progress against ESG metrics in the merit component of Executive Officer compensation and progress on key diversity and inclusion metrics in the strategic component of the AIP for Executive Officers.
Similarly, as our business continues to evolve, the Committee remains focused on ensuring our incentive programs continue reinforcing our long-term financial and strategic objectives while ensuring pay and performance are aligned with our shareholders' experience. For the 2021 long-term incentive plan, the Committee has incorporated relative Total Shareholder Return ("TSR") at a 25% weighting in our PSU design for the annual award granted in March 2021.

40 2021 Proxy Statement

Executive Compensation
Setting 2020 Compensation
After evaluating compensation for our leadership team, we decided to make no changes to base salaries or annual and long-term incentive targets, other than for Mr. Kelley, who received a base salary increase and an increase to both his annual and long-term incentive targets upon being promoted to the role of CFO.
In conjunction with our CEO transition in 2018, cash retention awards were provided to our leadership team, some of whom are NEOs, to provide continuity during the transition. Additionally, one NEO, Mr. Braun, who led our three year TreeHouse 2020 transformation, was granted an equity award in recognition of these additional responsibilities and to incentivize performance under the program. In early 2019, an accelerated performance award was made to approximately 40 of the organization's top leaders including each of our NEOs, except the CEO. The award was designed to drive immediate improvement in customer service levels as well as reinforce our drive to achieve organic sales growth in 2020 and 2021.
While we believe these one-time awards were appropriate during these prior years, we believe our current executive compensation program is structured to effectively reward leaders, consistent with our pay for performance philosophy, and as such we did not make any one-time awards to our NEOs in 2020. All one-time payments and earned awards outside of our core executive compensation program included in this proxy relate to awards made in those prior years when we initiated our current strategic transformation.
2021 Proxy Statement 41

Executive Compensation
Our CEO's Pay Program
This section outlines Mr. Oakland's compensation since joining TreeHouse as CEO in March 2018. Additional detail for each component of pay, including incentive design information, can be found in the section titled "Our Performance-Based Compensation Structure" below.
2018 - 2020 CEO Compensation
Mr. Oakland joined the Company as CEO on March 26, 2018. Since joining in 2018, Mr. Oakland's target total compensation increased 6% in 2019 with 86% of that increase in "at risk" pay and 68% of that increase in the target value of long-term equity awards, demonstrating the Committee's continued commitment to ensuring alignment between Mr. Oakland's compensation and the interests of our shareholders. Mr. Oakland received no adjustment to his target total compensation in 2020.

	2018	2019	2020
Base Salary	$1,000,000	$1,060,000	$1,060,000
Annual Incentive Target %	130%	130%	130%
Annual Incentive Target $	$1,300,000	$1,378,000	$1,378,000
TARGET TOTAL CASH	$2,300,000	$2,438,000	$2,438,000
Performance Share Units	$2,500,000	$2,650,000	$2,650,000
Restricted Stock Units	$2,500,000	$2,650,000	$2,650,000
TOTAL LTI	$5,000,000	$5,300,000	$5,300,000
TARGET TOTAL COMPENSATION	$7,300,000	$7,738,000	$7,738,000

2018 - 2020 TOTAL COMPENSATION % CHANGE	6%

% "AT RISK" COMPENSATION	86%
% in Long-Term (Equity) Incentives	68%
% in Annual Incentive	18%

42 2021 Proxy Statement

Executive Compensation
CEO Pay Alignment to Performance
Since Mr. Oakland joined in 2018 , the Company has delivered 13% cumulative total shareholder return as of December 31, 2020. Since Mr. Oakland's compensation is structured with a large percentage "at risk" and delivered in equity, the compensation he can realize ("Realizable") and that which he actually receives ("Realized") has fluctuated over time based on return to our shareholders - demonstrating alignment between pay and performance.
Target compensation includes base salary, target annual incentive, and target value of long-term incentives for the applicable year. Realizable pay includes base salary, actual annual incentive earned in the performance year, and outstanding equity awards valued based on the December 31, 2020 stock price. PSU awards reflect current performance projections; remaining three tranches of 2020 PSU award included at target. Realized pay includes base salary, actual annual incentive earned in the performance year, and the actual value of equity that vested in that year. New hire awards are not included.
2021 Proxy Statement 43

Executive Compensation
Our Performance-Based Compensation Structure
Objectives of Our Compensation Program
Our executive compensation program design is guided by the following key principles:
•Aligned to our Business: Incentives are aligned to our business objectives, shareholder interests, and avoid excessive risk-taking
•Market Competitive: Total compensation is designed to attract, retain, and motivate the talent needed to successfully execute our business strategy
•Performance Linked: Programs are designed to create an effective link between pay outcomes and performance at both the Company and individual level
•Ownership Oriented: Compensation is linked to shareholder interests by delivering meaningful equity awards and maintaining robust ownership guidelines
Components of 2020 Executive Compensation Program
The following table provides an overview of the TreeHouse core compensation program and the objectives for each of our compensation components:

Pay Element	Pay Mix	Description	Component Objective

Base Salary		Fixed cash compensation based on size and scope of individual’s role and level of performance.	• Attract and retain talented executives • Provide baseline competitive pay

Annual Incentives
Annual incentive awards based on a percentage of base salary and are payable in cash. Pool funding ranges from 0%-200% of target, dependent upon Company performance. Individual payouts are adjusted based on individual contribution.
• Motivates achievement of annual financial, operational, and individual goals • Encourages demonstration of behaviors consistent with our culture when delivering individual contributions

Long-term Incentives - Performance Share Units		Performance-based, overlapping 3-year performance cycles. Represents 50% of the total long-term incentive opportunity. Typically paid out in stock.	• Drive long-term performance on strategic operating net income and cash flow goals

Long-term Incentives -Restricted Stock Units		Time-based equity awards that vest 1/3 annually over 3 years beginning on the first anniversary of the grant date. Represents 50% of the total long-term incentive opportunity.	• Retain talented executives • Align executive interests with those of our shareholders and increase stock ownership

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Executive Compensation

2020 NEO Total Target Compensation Summary
For the other NEOs, no changes were made to target total compensation in 2020, except for Mr. Kelley who received a base salary increase and increased annual and long-term incentive targets when promoted to Chief Financial Officer in February 2020. The following table summarizes target total compensation for our NEOs, other than Mr. Oakland, whose compensation is detailed above in the section titled "Our CEO's Pay Program."

	Base Salary ($)	AIP %	Target Total Cash	RSU	PSU	Target Total Compensation	Year-Over-Year Change
William J. Kelley Jr.*	550,000	80%	990,000	412,500	412,500	1,815,000	61.3%
Thomas E. O’Neill	594,954	90%	1,130,413	606,853	606,854	2,344,120	—%
Clifford Braun	578,952	100%	1,157,904	332,897	332,898	1,823,699	—%
Lori G. Roberts	458,497	75%	802,370	330,118	330,118	1,462,606	—%
*    Mr. Kelley was promoted to Chief Financial Officer in February 2020.
Base Salary
Base salaries are reviewed annually, but only adjusted by the Committee as needed with increases not being guaranteed or automatic. For 2020, the Committee chose to not increase base salaries for any of the NEOs due to the lower revenue size of the business, except for Mr. Kelley, whose salary was increased at the time of his promotion to Chief Financial Officer.

	Previous Base Salary ($)	New Base Salary ($)	Base Salary Increase (%)
Steven Oakland	1,060,000	1,060,000	0.0%
William J. Kelley Jr. *	450,000	550,000	22.2%
Thomas E. O’Neill	594,954	594,954	0.0%
Clifford Braun	578,952	578,952	0.0%
Lori G. Roberts	458,497	458,497	0.0%
*    Mr. Kelley was promoted to Chief Financial Officer in February 2020.
Annual Incentives
Our AIP was redesigned for 2020 to allow our NEOs to be rewarded for the achievement of enterprise strategic objectives as well as financial objectives, critical to setting the foundation for our business' future success. In 2020, our NEO's annual incentive award was tied 75% to financial performance, 15% to strategic objectives, and 10% to personal performance, ensuring that 90% of their award would be earned for annual performance outcomes that drive shareholder value over the longer-term. The personal performance weighting in the overall plan is lower for our NEOs than for the rest of the organization to hold them to a higher level of accountability around our financial and strategic performance. We introduced revenue as a new financial performance measure to the plan weighted at 35% to reinforce our focus on top-line growth and continued using Operating Net Income at a 40% weighting as our key measure of profitability.
Targets for our annual incentive financial metrics are consistent with our commitments in our Annual Operating Plan as approved by our Board of Directors. These goals are set to be sufficiently ambitious to ensure good linkage between pay and performance and also provide the opportunity to get higher payouts in years where performance exceeds expectations. The 2020 goals were set higher than 2019 goals and 2019 actual results.
The total annual incentive payout opportunity ranges from 0% for performance below minimum up to 200% for performance at or exceeding maximum. As noted earlier, 2020 was a complex year due to the COVID-19 pandemic with a variety of business impacts affecting our annual incentive plan. For 2020, the Company exceeded its operating plan for revenue and operating net income. While the company had strong performance in 2020 and exceeded target, the Committee considered the fact that some of our strategic initiatives were not realized as our focus shifted to ensure we met the health and safety needs of our employees and surging supply demands of our customers. In order to strike an appropriate balance between shareholder interests and Company performance while in a challenging COVID-19 environment, the Committee applied discretion to reduce the funding pool for our annual incentive from approximately 134% to 118% of target.
The table below shows the 2020 funding for the 75% of the incentive that was based on financial performance.
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Executive Compensation

Performance Measure	Minimum ($)	Target ($)	Maximum ($)	2020 Result ($)	% Achievement (%)	Payout % (%)	Weighted Payout % (%)
Operating Net Income(1)	135.8M	144.5M	166.2M	140.0M	97.0	80.0	32.0
Revenue(2)	4.18B	4.26B	4.37B	4.34B	101.9	174.0	60.9
(1)    Defined as the amount of adjusted after tax net income that underlies Adjusted Earnings Per Share as disclosed each quarter in the Company's earnings report. 2020 result reflects the discretionary adjustment.
(2)    Defined as net sales from continuing operations as reported in the 10-K. Both target and actual are adjusted for the sale of two in-store bakery facilities located in Fridley, Minnesota and Lodi, California.
An additional 15% of the payout opportunity was based on a single strategic objective of managing through the COVID-19 crisis. This single objective was approved by the Committee after the onset of the COVID-19 pandemic and in conjunction with the final goal setting process, recognizing it would become a critical measure of success in the complex and unpredictable environment in 2020 as an essential food manufacturing business. Due to the unpredictable nature of navigating this unique crisis, the objective was qualitative and focused on the Company's key priorities of:
•Employees: Maintaining the health and safety of TreeHouse employees
•Customers: Servicing the increased demand from customers as consumers eat at home more
•Financials: Optimizing the Company's SKU mix and closely managing the balance sheet
Our response to the pandemic was robust, thorough and focused primarily, but not exclusively, on our front-line workforce. As detailed at the front of the proxy, our COVID-19 response touched every facet of our business and we serviced increased demand effectively, improved our profitability and cash flow and increased capabilities across our full enterprise while maintaining a healthy and safe work environment. Due to this performance, the Committee determined that the strategic goal was achieved at the 100% performance level.
The remaining 10% of the payout opportunity is based on the individual performance of each NEO. When making determinations regarding individual performance, the Committee (and the Board in the case of the CEO) consider the challenges the Company has faced as well as the significant progress made around our four strategic pillars: Commercial Excellence, Operational Excellence, Optimized Portfolio, and People & Talent to set the stage for future growth.
For 2020, the Committee determined, and our Board approved, that our CEO had achieved his individual performance component at 100% of target, based primarily on key accomplishments around our four strategy pillars of Commercial Excellence, Operational Excellence, Optimized Portfolio, and People & Talent as detailed earlier in the "Highlights of Our 2020 Results" section. In addition, the Committee also determined that each of our other NEOs had also achieved their personal performance component at 100% of target. The table below shows the total annual incentive payouts for 2020 which, aligned with our pay for performance philosophy, were above target.

Name	Annual Incentive Target Opportunity ($)	Financial Performance Payout ($)	Strategic Performance Payout ($)	Personal Performance Payout ($)	Total Annual Incentive Payout ($)	Total Annual Incentive as % of Target (%)
Steven Oakland	1,378,000	1,280,162	206,700	137,800	1,624,662	117.9
William J. Kelley Jr.	414,740	385,294	62,211	41,474	488,979	117.9
Thomas E. O'Neill	535,459	497,441	80,319	53,546	631,306	117.9
Clifford Braun	578,952	537,847	86,843	57,895	682,585	117.9
Lori G. Roberts	343,873	319,457	51,581	34,387	405,425	117.9
Long-Term Incentives
The long-term incentive program is designed to ensure our NEOs focus on long-term growth, profitability, and value creation. Long- term incentives are the largest portion of our NEO's compensation and are delivered 100% in equity. This ensures that our executives are rewarded largely based on long-term stock performance in the interest of key stakeholders, both shareholders and employees. Each NEO's long-term incentive award value is determined annually by the Compensation Committee based on an analysis of our competitive market along with an assessment of individual performance.
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Executive Compensation
2020 Long-Term Incentive Program
The long-term incentive program provides for the granting of PSUs and RSUs, each accounting for 50% of the total long-term incentive value. By delivering our long-term awards 100% in equity, our program directly aligns with shareholder interests by linking pay outcomes to long-term performance. Providing a portion of our long-term incentives in time vesting RSUs has been and continues to be critical to provide some degree of stability as we move through our organizational transformation. Awards are made annually typically in March and we do not structure the timing of our equity awards to precede or coincide with the disclosure of material non-public information. The specific amounts of the 2020 long-term incentive awards are shown in the “Grants of Plan-Based Awards in 2020” table below.
New Performance Share Units Plan Design: PSUs are granted annually resulting in three overlapping open performance cycles at any point in time. The PSUs granted in 2020 will be earned based on achieving operating net income and pre-financing cash flow goals over the 2020-2022 performance period with each performance measure equally weighted at 50% of the opportunity. The design was changed for 2020 to remove the ability for the awards to be earned based on either the average or cumulative performance over the three year period. For the 2020-2022 performance cycle, we started by setting the 2020 performance goal, given how challenging it was to set a longer-term three year goal in the current COVID-19 environment. Our awards continue to provide that no amounts vest until the end of the full three-year performance period for those grantees remaining at TreeHouse until the vesting date. We believe this design allows the Committee to effectively reward progress toward achievement of our long-term strategy at a time when long-term goal setting is particularly challenging given the transformational state of our business and external market factors, such as COVID-19, creating unpredictable business volatility. The number of units earned can range from zero to two times the target amount. The earned awards are typically settled in stock, however the Committee has the discretion to settle the awards in either stock or cash following the conclusion of the three-year performance period.
Restricted Stock Units: The RSUs vest annually in three equal tranches, subject to the grantee’s continued employment with the Company from the grant date through each vesting date.
2018-2020 Performance Unit Cash Awards
The 2018-2020 performance awards were granted as units for the CEO and in cash for the other NEOs. All awards are earned based on the higher of average or cumulative performance of operating net income and pre-financing cash flow over the 2018-2020 three year performance period with each performance measure weighted 50%. Performance over the three year period resulted in a 107.6% payout due to above target performance on pre-financing free cash flow and below target performance on operating net income. The payout was earned based on the cumulative 3 year performance and not the average performance, consistent with shareholder's interest in demonstrating performance over a long-term time horizon.
The payout opportunity for these awards ranged from 0% - 200% with the cash payout earned for each performance period determined as follows:

If the Percentage of Target Earned is 100% or greater	((Percentage of Target Earned – 100%)*5) + 100%
If the Percentage of Target is less than 100% but greater or equal to 80%	((Percentage of Target Earned – 80%)*2.5) + 50%
If the Percentage of Target is less than 80%	No Performance Units are earned
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Executive Compensation

($ in millions)	Performance Metric	Target	Actual Result	Percentage of Target Earned	Payout Earned	Weighted Payout Earned
Cumulative	Operating Net Income	419.3	385.6	92%	79.9%	107.6%
	Pre-Financing Cash Flow	593.1	634.9	107%	135.2%
3 Year Average	Operating Net Income				81.3%	98.3%
	Pre-Financing Cash Flow				115.3%
2019 Accelerated Performance Awards
In order to retain and align key executives with the Company's revised business strategy, in early 2019, the Company granted a limited number of accelerated performance units to NEOs, other than the CEO, and other key employees. These grants have different performance criteria than the performance stock units granted as part of the annual award and will vest to the extent that certain (i) key customer service goals are attained in each of calendar years 2019 (up to 1/3 of the units), 2020 (up to 1/6 of the units), and 2021 (up to 1/6 of the units), and (ii) organic revenue growth goals are attained in each of calendar years 2020 and 2021 (up to 1/6 of the units per year). If the organic revenue growth goal for calendar year 2020 is not achieved, but the cumulative organic revenue growth for calendar years 2020 and 2021 equals or exceeds the calendar year 2020 and 2021 goals in the aggregate, both related tranches of each award will be eligible to vest. There is no payout range for the award, so the units associated with each performance criteria are either fully earned at 100% or fully forfeited. The accelerated performance units will pay out in shares of stock or cash, at the Compensation Committee’s discretion, upon the conclusion of each performance period, based on whether the performance goals are achieved.
In 2020, we exceeded the organic revenue growth target of 2% or greater, but did not meet the customer service goal due largely to significantly increased order volumes due to the COVID-19 pandemic. This resulted in only one half of the award being eligible to vest in 2021 with the other half being forfeited. The following table details the number of shares eligible to vest for each NEO (other than the CEO who did not receive an accelerated performance award).

Name	2019 Awards to Vest in 2021
Steven Oakland	—
William J. Kelley Jr.(1)	1,133
Thomas E. O'Neill	3,494
Clifford Braun	3,400
Lori G. Roberts	2,693
(1)Mr. Kelley was not in his role of Chief Financial Officer at the time of this grant in 2019.
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Executive Compensation
Executive Compensation Decision Making Process
Role of Our Independent Advisor
For 2020, the Committee elected to engage Pay Governance LLC ("Pay Governance") as the Committee’s independent executive compensation advisor. Pay Governance does not provide consulting services to the Company other than the services provided directly to the Committee. Pay Governance advises the Committee on the Company's executive compensation strategy and program design as well as providing regulatory and market trend updates. Pay Governance carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of the Executive Leadership Team, some of whom are NEOs.
Pay Governance participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. In early 2020, the Committee reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.
Evaluating and Planning Executive Compensation
The Committee routinely works with the Committee’s compensation advisor to review the competitiveness of our executive compensation programs. When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from their independent advisor, considers peer company pay practices for comparable positions, NEO experience, tenure, scope of responsibility and performance, internal pay alignment, and succession planning. The Committee uses the 50th percentile of our compensation comparator group and surveys as a guideline for setting target total compensation opportunities for our NEOs.
The primary data used to evaluate our competitiveness is a publicly-traded company peer group of similarly sized companies in our industry with whom we believe we compete for executive talent (the “Peer Group”). We supplement this information with general industry survey data to benchmark those roles for whom proxy data is unavailable and to ensure we are also evaluating pay practices within the general industry competitive market. For 2020, the Committee considered both Peer Group and general industry survey data in evaluating the competitiveness of our executive compensation program.
Due to ongoing business transformation and divestitures, Pay Governance recommended a revised Peer Group to be used to evaluate the competitiveness of our executive compensation program. The private-label food manufacturing business is largely dominated by non-publicly traded companies, making the construct of an appropriate Peer Group more complex. Pay Governance utilized a detailed screening process, as illustrated below, that considered a variety of factors, such as industry, revenue, market cap and enterprise value, and business model. Each screening factor was used to further refine our group of companies to the resulting final 17 company Peer Group approved by the Committee.
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Executive Compensation

SCREEN #1: INDUSTRY (Public Companies Listed on Major US Exchanges in Consumer Staples GICS Code)

SCREEN #2: REVENUE AND MARKET CAPITALIZATION (Generally 0.2x to 2.0x Revenue and 0.25x to 4.0x Market Cap of THS)

SCREEN #3: TOTAL ENTERPRISE VALUE (TEV) AND TOTAL EMPLOYEES (Generally 0.25x to 4.0x TEV and 0.5x to 2.0x Employees)

SCREEN #4: FOCUS ON PRIVATE LABEL AND BUSINESS MODEL (Primary: Packaged Foods and Meats; Secondary: Agricultural Products, and Soft Drinks)

SCREEN #5: REASONABLENESS (Consider qualitative factors to ensure companies are appropriate for comparisons)

REVERSE PEERS	PROPOSED PEER GROUP	PEERS OF PEERS

ISS- AND GLASS LEWIS-SELECTED PEERS

This resulted in a new Peer Group that removed some larger companies and added some smaller companies to position TreeHouse's revenue closer to the Peer Group median. These changes included removing General Mills, Kellogg Company, Hormel Foods and Dean Foods (due to their bankruptcy) and adding Perrigo Company, Lamb Weston Holdings, B&G Foods, and Lancaster Colony.
This revised 2020 Peer Group was used to re-evaluate 2020 pay decisions and make decisions for 2021. The Peer Group consists of the following companies:

B&G Foods	Hershey Company	Perrigo Company plc
Campbell Soup Company	Ingredion Inc.	Pilgrim's Pride Corp.
Conagra Brands, Inc.	J. M. Smucker Company	Post Holdings, Inc.
Flowers Foods, Inc.	Lamb Weston Holdings, Inc.	Primo Water Corporation
Fresh Del Monte Produce Inc.	Lancaster Colony Corp.	Sanderson Farms, Inc.
Hain Celestial Group, Inc.	McCormick & Company, Inc.

50 2021 Proxy Statement

Executive Compensation
Executive Perquisites
We do not provide our NEOs with excessive perquisites, but do provide the benefits and perquisites detailed in the table below to enhance our ability to attract and retain talented executives, most of which are also available to all employees.

Benefit or Perquisite	Named Executives	Other Executives & Managers	All Eligible Full-Time Employees
Retirement(1) & Savings Plans	☑	☑	☑
Health & Welfare Benefits(2)	☑	☑	☑
Deferred Compensation	☑	☑
Perquisite Allowance(3)	☑
Executive Physicals	☑
Personal Use of Aircraft(4)	☑
(1)Pension plans are only provided to select employee groups hired prior to September 30, 2017. All pension plans are closed to new participants.
(2)Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability, and work life programs.
(3)This is an allowance provided to the CEO and his direct reports in lieu of other perquisites such as financial planning.
(4)In limited circumstances, and as approved by the CEO, other employees are permitted to use our corporate aircraft for personal purposes.
Stock Ownership Requirements
To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. For 2020, the Committee increased the ownership requirement for the CEO from 5x to 6x base salary to better align with market practice and reconfigured the remaining ownership guidelines to remove reference to NEOs and create guidelines linked to organizational level. The Committee reviews compliance with the ownership guidelines annually. In the Committee's last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.
Our guidelines provide that members of our executive leadership team ("ELT") must meet, within five years of becoming subject to the applicable ownership requirement, specified stock ownership levels equal to a multiple of their base salary. If the ownership requirement is not satisfied within the 5-year period, the executive is required to hold at least 50% of net shares until stock ownership guidelines are met. Shares of stock owned outright or through a trust and unvested restricted stock units count towards fulfillment of the guidelines. The required stock ownership levels are as follows:

Position	Required Share Ownership Level
Chief Executive Officer	6x Base Salary
Executive Vice Presidents	3x Base Salary
Senior Vice President (ELT only)	2x Base Salary
Employment Agreements and Executive Severance Plan
We have entered into employment agreements with Messrs. Oakland and O’Neill. Mr. Kelley, Mr. Braun, and Ms. Roberts are covered under the TreeHouse Foods, Inc. Executive Severance Plan. These arrangements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. The arrangements also provide for benefits upon a qualifying event or circumstance after there has been a “Change in Control” (as defined in the agreements) of the Company. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by each NEO had a termination of employment occurred on the last business day of the fiscal year ended December 31, 2020, is found under the heading “Potential Payments Upon Termination or Change in Control.”
We believe these severance programs are an important part of our overall compensation arrangements for our NEOs. We also believe these arrangements will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment. We believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. These agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
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Executive Compensation
Under our Executive Severance Plan, in the event of a change in control, no severance payments are made or equity awards vested without both the change in control and termination - a double trigger construct. More details of the benefits to which they are entitled upon certain terminations of employment are summarized below under the heading, “Potential Payments Upon Termination or Change in Control.”
Recoupment of Compensation Upon Restatement of Financial Results
We have a recoupment (“clawback”) policy effective for all cash and equity based incentive awards granted on or after January 1, 2014. The policy applies to all our employees at or above the Vice President level (which includes our NEOs) and is administered by our Compensation Committee. Under the policy, if the Company is required to restate its financial statements due to material noncompliance with its financial reporting requirements under securities laws and a covered individual is determined to have knowingly and willfully engaged in conduct which was a material factor in such restatement, the Compensation Committee may seek reimbursement of any excess compensation from any cash and equity based awards granted to such covered individual in the preceding 3 years (or preceding 12 months in the case of recoupment of proceeds from the sale of shares pursuant to stock options, restricted stock units or performance share units).
Tax Impact on Executive Compensation Program Design
The tax impact of various elements of our total compensation program has been an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together the "covered officers") to $1,000,000 annually. While the Compensation Committee generally considers this limit when determining compensation, the Compensation Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m).
Compensation Risk Assessment
In partnership with the independent advisor to the Committee, we annually assess our employee compensation programs to determine whether our programs appropriately balance risk/reward in our executive compensation programs and do not incentivize our employees, including the NEOs, to take excessive risks. This risk assessment is annually reviewed with the Committee and the outcome of this year's review was the determination that we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Anti-Hedging Policy
Our anti-hedging policy is disclosed on our website under “Investor Relations”, “Governance Documents” and “Insider Trading Policy” and on page 64 of this Proxy Statement. The Insider Trading Policy makes it clear that Section 16 persons (TreeHouse Foods, Inc. executive officers and members of the Board) may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.

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Executive Compensation
Named Executive Officer Compensation
2020 Summary Compensation Table

Name and Principal Position(a)	Year(b)	Salary ($)(1)(c)	Bonus ($)(2)(d)	Stock Awards ($)(3)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(4)(g)	Change in Pension Value and Non-Qualified Deferred Compensation ($)(5)(h)	All Other Compensation ($)(6)(i)	Total ($)
Steven Oakland Chief Executive Officer and President(7)	2020	1,060,000	—	3,441,581	—	1,624,662	—	123,803	6,250,046
	2019	1,047,500	—	5,684,273	—	387,406	—	107,290	7,226,469
	2018	768,939	2,652,935	5,874,329	—	1,302,670	—	251,196	10,850,069
William J. Kelley Jr. Executive Vice President and Chief Financial Officer(9)	2020	538,333	—	535,716	—	690,098	—	27,475	1,791,622
	2019	396,363	245,000	1,173,456	—	68,697	—	16,637	1,900,153
Thomas E. O’Neill Executive Vice President, General Counsel and Chief Administrative Officer	2020	594,954	—	788,078	—	1,264,204	—	32,343	2,679,579
	2019	591,111	559,715	2,559,168	—	142,468	—	28,063	3,880,525
	2018	549,687	1,119,430	571,371	—	672,163	—	25,146	2,937,797
Clifford Braun Senior Vice President, Chief Operations Officer	2020	578,952	450,000	432,317	—	985,046	—	26,509	2,472,824
	2019	575,212	550,000	1,937,923	—	159,013	24,296	26,185	3,272,629
Lori G. Roberts Senior Vice President, Chief Human Resources Officer	2020	458,497	—	428,697	—	750,642	—	28,910	1,666,746
	2019	455,535	431,340	1,678,119	—	91,493	—	27,186	2,683,673
	2018	442,123	862,680	311,901	—	431,664	—	24,854	2,073,222
(1)Salary includes amounts deferred under the 401(k) and Executive Deferred Compensation Plans.
(2)In order to ensure leadership stability and retention among the NEOs during the Company’s CEO and strategic transition, retention awards were made to Mr. Kelley, Mr. O'Neill, and Ms. Roberts in 2017 that paid out in two installments in 2018 and 2019. Mr. Braun's payments in 2019 and 2020 were provided to recognize his leadership in our three year TreeHouse 2020 transformation program.
(3)The awards shown in this column include performance stock unit, restricted stock unit, and accelerated performance stock unit grants under the TreeHouse Foods, Inc. Equity and Incentive Plan in 2019 and performance stock unit and restricted stock unit grants in 2018 and 2020. The amounts listed above are based on the grant date fair market value of the awards computed in accordance with FASB ASC Topic 718. The performance stock units awarded in 2020 were 62,361 for Mr. Oakland, 9,707 for Mr. Kelley, 14,280 for Mr. O'Neill, 7,833 for Mr. Braun, and 7,768 for Ms. Roberts. Due to the uncertainty in 2020, we chose to not set a three year performance goal, but rather will set annual goals for each of the three years in the performance cycle at the beginning of each year as well as a cumulative goal in the last year of the three year cycle. Therefore, our performance stock unit awards do not have a grant date fair value for financial accounting purposes except for that portion of the award subject to the first year performance criteria. If maximum performance is achieved for the performance stock units subject to the first year performance criteria, the aggregate grant date fair value in column (e) is $1,376,685 for Mr. Oakland, $214,304 for Mr. Kelley, $315,231 for Mr. O'Neill, $172,980 for Mr. Braun, and $171,479 for Ms. Roberts. The grant date fair value at maximum performance is represented in the table for the accelerated performance awards since they are performance-contingent awards.
2021 Proxy Statement 53

Executive Compensation
(4)The amounts in this column are payments made under our Annual Incentive Plan (“AIP”) and amounts earned under our 2018-2020 cash performance awards.

Name	AIP ($)	2018-2020 Cash Performance Awards ($)	Total ($)
Steven Oakland	1,624,662	—	1,624,662
William J. Kelley Jr.	488,979	201,119	690,098
Thomas E. O’Neill	631,306	632,898	1,264,204
Clifford Braun	682,585	302,461	985,046
Lori G. Roberts	405,425	345,217	750,642

(5)The amounts in column (h) represent the aggregate change in present value of the respective NEO's benefit under all pension plans. For 2019, the amount represents above market deferred compensation earnings since none of the NEOs have any other pension benefits. None of the NEOs had above market deferred compensation earnings in 2020.
(6)The amounts shown in this column include matching contributions under the Company’s 401(k) plan, cash payments in lieu of perquisites, personal use of the Company’s corporate aircraft, and life insurance premiums as detailed below:

Name	Perquisite Allowance ($)	Personal Aircraft Usage ($)	Life Insurance ($)	401(k) Company Match ($)	Total ($)
Steven Oakland	25,000	77,071	7,482	14,250	123,803
William J. Kelley Jr.	10,000	—	3,225	14,250	27,475
Thomas E. O’Neill	10,000	—	8,093	14,250	32,343
Clifford Braun	10,000	—	2,259	14,250	26,509
Lori G. Roberts	10,000	—	4,660	14,250	28,910
(7)Mr. Oakland commenced employment as the Chief Executive Officer and President of the Company on March 26, 2018.
(8)Mr. Kelley was appointed Chief Financial Officer on February 13, 2020
Grants of Plan Based Awards in 2020

Name(a)	Award Type(b)	Grant Date(c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)(d)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(e)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)(f)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)(g)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)(h)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)(i)	All Other Stock Awards: Number of Shares of Stock or Units (#)(j)	All Other Option Awards: Number of Securities Underlying Options (#)(k)	Exercise or Base Price of Option Awards ($/Sh)(l)	Grant Date Fair Value of Stock and Option Awards ($)(m)
Steven Oakland	AIP(1)	1/1/2020	—	1,378,000	2,756,000	—	—	—	—	—	—	—
	RSU(2)	3/31/2020	—	—	—	—	—	—	62,361	—	—	2,753,238
	PSU(3)	3/31/2020	—	—	—	7,796	15,591	31,182	—	—	—	688,343
William J. Kelley Jr.	AIP(1)	1/1/2020	—	414,740	829,481	—	—	—	—	—	—	—
	RSU(2)	3/31/2020	—	—	—	—	—	—	9,707	—	—	428,564
	PSU(3)	3/31/2020	—	—	—	1,214	2,427	4,854		—	—	107,152
Thomas E. O’Neill	AIP(1)	1/1/2020	—	535,459	1,070,918	—	—	—	—	—	—	—
	RSU(2)	3/31/2020	—	—	—	—	—	—	14,280	—	—	630,462
	PSU(3)	3/31/2020	—	—	—	1,785	3,570	7,140	—	—	—	157,616
54 2021 Proxy Statement

Executive Compensation

Name(a)	Award Type(b)	Grant Date(c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)(d)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(e)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)(f)	Estimated Future Payouts Under Equity Incentive Plan Awards: Threshold (#)(g)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)(h)	Estimated Future Payouts Under Equity Incentive Plan Awards: Maximum (#)(i)	All Other Stock Awards: Number of Shares of Stock or Units (#)(j)	All Other Option Awards: Number of Securities Underlying Options (#)(k)	Exercise or Base Price of Option Awards ($/Sh)(l)	Grant Date Fair Value of Stock and Option Awards ($)(m)
Clifford Braun	AIP(1)	1/1/2020	—	578,952	1,157,904	—	—	—	—	—	—	—
	RSU(2)	3/31/2020	—	—	—	—	—	—	7,833	—	—	345,827
	PSU(3)	3/31/2020	—	—	—	980	1,959	3,918	—	—	—	86,490
Lori G. Roberts	AIP(1)	1/1/2020	—	343,873	687,745	—	—	—	—	—	—	—
	RSU(2)	3/31/2020	—	—	—	—	—	—	7,768	—	—	342,957
	PSU(3)	3/31/2020	—	—	—	971	1,942	3,884	—	—	—	85,740
(1)The amounts are paid under our Annual Incentive Plan (AIP) and payable in cash. The AIP is the Company's annual bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the AIP, including targets and plan mechanics, see the Compensation & Discussion Analysis. Payouts can range from 0% -200%. Awards under the AIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.
(2)Consist of restricted stock units granted under the TreeHouse Foods, Inc. Equity and Incentive Plan that will vest in three equal installments commencing on the first anniversary of the grant date.
(3)Consist of performance stock units granted under the TreeHouse Foods, Inc. Equity and Incentive Plan. For a discussion of the awards, including targets and plan mechanics, see the Compensation Discussion and Analysis. Performance is measured over the 2020-2022 three year period with goals set annually. Therefore, our performance stock unit awards do not have a grant date fair value for financial accounting purposes except for that portion of the award subject to the first year performance criteria. The threshold assumes the minimum performance level necessary to generate an award was achieved.
2021 Proxy Statement 55

Executive Compensation
Outstanding Equity Awards at 2020 Fiscal Year-End

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Steven Oakland						3/2/2018	25,730	12,479,051,093,268
						3/29/2018	21,157	898,961
						3/29/2018			63,470	2,696,840
						3/29/2019	29,353	1,247,209
						3/29/2019			44,030	1,870,835
						3/31/2020	62,361	2,649,719
						3/31/2020			62,361	2,649,719
William J. Kelley Jr.	8/31/2016	4,390		94.73	8/31/2026	3/29/2018	1,583	67,262
	3/31/2017	5,180		84.66	3/31/2027	2/19/2019			4,531	192,522
						3/29/2019	2,166	92,033
						3/29/2019			3,250	138,093
						11/11/2019	4,646	197,409
						3/31/2020	9,707	412,450
						3/31/2020			9,707	412,450
Thomas E. O'Neill	6/27/2011	12,400		54.90	6/27/2021	3/29/2018	4,977	211,473
	6/27/2012	15,580		61.41	6/27/2022	2/19/2019			13,976	593,840
	6/27/2013	14,730		65.97	6/27/2023	3/29/2019	6,720	285,533
	6/27/2014	15,720		79.89	6/27/2024	3/29/2019			10,080	428,299
	6/26/2015	17,310		76.30	6/26/2025	3/31/2020	14,280	606,757
	6/27/2016	15,900		98.28	6/27/2026	3/31/2020			14,280	606,757
	3/31/2017	15,870		84.66	3/31/2027
Clifford Braun	1/29/2016	4,700		79.36	1/29/2026	3/29/2018	2,380	101,126
	6/27/2016	7,680		98.28	6/27/2026	2/19/2019			13,600	577,864
	3/31/2017	7,870		84.66	3/31/2027	3/29/2019	3,686	156,618
						3/29/2019			5,530	234,970
						3/31/2020	7,833	332,824
						3/31/2020			7,833	332,824
Lori G. Roberts	1/30/2015	2,610		90.70	1/30/2025	3/29/2018	2,717	115,445
	6/26/2015	4,900		76.30	6/26/2025	2/19/2019			10,770	457,617
	7/31/2015	1,700		82.32	7/31/2025	3/29/2019	3,660	155,513
	6/27/2016	8,670		98.28	6/27/2026	3/29/2019			5,490	233,270
	3/31/2017	8,650		84.66	3/31/2027	3/31/2020	7,768	330,062
						3/31/2020			7,768	330,062
(1)Options vest annually in three equal installments beginning on the first anniversary of the grant date.
(2)Restricted stock units vest annually in three equal installments beginning on the first anniversary of the grant date.
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Executive Compensation
(3)Performance share units vest on the third anniversary of the grant. Awards earned can range from 0%-200% with all amounts in the table at target. Accelerated Performance Awards granted on 2/19/2019 vest in three equal installments on the first, second and third anniversaries of the grant. Awards are performance-contingent and amounts in the table represent the maximum that can be earned.
Option Exercises and Stock Vested in 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Steven Oakland	—	—	35,833	1,425,795
William J. Kelley Jr.	—	—	7,650	314,946
Thomas E. O’Neill	13,650	89,135	16,531	698,530
Clifford Braun	—	—	17,555	753,581
Lori G. Roberts	—	—	10,589	451,562
(1)The value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise.
(2)Represents the vesting of restricted stock unit awards granted in 2017, 2018, and 2019 and accelerated performance awards granted in 2019.
(3)The value realized on vesting is the number of shares, multiplied by the fair market value of the shares at the time of vesting.
2020 Non-Qualified Deferred Compensation
Our Deferred Compensation Plan allows certain employees, including the NEOs, to defer receipt of up to 100% of eligible salary and/or bonus payments on a tax-deferred basis. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the Plan. We do not “match” amounts that are deferred by employees in the Deferred Compensation Plan.
Distributions are paid either upon termination of employment or at a specified date (at least two years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts when due. When such payments are due to employees, the cash will be distributed from the Company’s general assets.
The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, as described below and pursuant to SEC rules, all above-market earnings on non-qualified deferred compensation in 2020 are shown below. Only one of the NEOs participated in the Deferred Compensation Plan in 2020.

Name (a)	Executive Contributions in Last FY ($)(b)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings (Loss) in Last FY ($)(d)(1)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)
Steven Oakland	—	—	—	—	—
William J. Kelley Jr.	—	—	—	—	—
Thomas E. O’Neill	—	—	—	—	—
Clifford Braun	44,849	—	2,342	51,140	272,102
Lori G. Roberts	—	—	—	—	—
(1)For above-market earnings on non-qualified deferred compensation, see the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2020 Summary Compensation Table.
The amounts reported in the "Aggregate Earnings in Last FY" column in the table above represent all earnings on non-qualified deferred compensation in 2020. There are no earnings reported as "above-market earnings" in the 2020 Summary Compensation Table in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column since none were earned in excess of 1.56% (120% of the applicable federal rate threshold established in 2020 pursuant to SEC rules).
2021 Proxy Statement 57

Executive Compensation
Retirement Plans
None of the NEOs are eligible to participate in a defined benefit pension plan. The Company does offer a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution. All the NEOs were participants in the 401(k) plan in 2020.
401(k) Plan
The TreeHouse Foods 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and/or Roth after-tax contributions, up to the first 5% of eligible compensation. Employees are permitted to contribute up to 80% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 80% of eligible compensation as after-tax contributions, subject to IRS limits.
Employment Agreements
We have entered into employment agreements with Messrs. Oakland and O’Neill. All other executive officers are covered by the TreeHouse Foods, Inc. Executive Severance Plan (“Severance Plan”). These agreements provide for payments and other benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Good Reason,” as these terms are defined in the agreements. The agreements also provide for benefits upon a qualifying event or circumstance after there has been a “Change-in-Control” (as defined in the agreements) of the Company. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by each NEO had a termination of employment occurred on the last business day of the fiscal year ended December 31, 2020, is found under the heading “Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Steven Oakland
In connection with his appointment as President and Chief Executive Officer of the Company, and as previously disclosed, the Company entered into an employment agreement with Mr. Oakland, effective as of March 2, 2018. In consultation with the Committee's independent advisor, the terms of Mr. Oakland's agreement were determined to be reasonable by the Compensation Committee and reflect the following considerations: (i) granting unvested RSUs to a CEO hire, in order to “make-whole” for awards that would have been forfeited, is a standard practice for any lateral hire at the senior executive level; (ii) the $2.5 million of make-whole value granted to Mr. Oakland is at the low end of typical equity make-whole awards at the CEO level; (iii) the $1 million grant of RSUs vesting in 3 years was also awarded to provide an appropriate level of equity ownership and shareholder alignment to the CEO, and is well within the norms of grants made to a CEO upon hire; and (iv) the target total compensation of $7.3 million is exactly at the median of our compensation comparator group of peer CEOs for 2018 and was well below the target compensation of the former CEO at $8.6 million in his last year.
The agreement has an initial term of three years, with automatic renewals for additional one-year periods thereafter unless either party gives the other party 90 days’ advance written notice of intent not to renew the then current term. Mr. Oakland receives an annual base salary of no less than $1,000,000 and is eligible to receive annual incentive bonuses with a target amount equal to 130% of his base salary. Mr. Oakland is also eligible for annual awards under the Company’s long-term incentive plan, with each annual award approximately equal in aggregate value to $5,000,000. In addition, in connection with the commencement of his employment, pursuant to the agreement, Mr. Oakland received (i) a special grant of restricted stock units approximately equal in value to $1,000,000, which grant will vest in full on the third anniversary (i.e., cliff vest) of Mr. Oakland’s commencement of employment with the Company, subject to his continued employment through such date, (ii) a one-time cash payment equal to the value of 18,986 shares of common stock of Mr. Oakland’s immediate prior employer that Mr. Oakland forfeited upon terminating employment with such employer, the value of which was calculated using the 30-day historical average closing price of the prior employer’s stock as of the day prior to the announcement of Mr. Oakland’s departure, and (iii) a one-time cash payment equal to $300,000. Mr. Oakland will be required to reimburse the Company for the cash payments described in the foregoing clauses (ii) and (iii) if Mr. Oakland’s employment with the Company is terminated by the Company for “Cause” or due to Mr. Oakland’s resignation without Good Reason (as such terms are defined in the agreement), in each case, prior to the second anniversary of Mr. Oakland’s commencement of employment with the Company. Mr. Oakland is eligible to participate in the employee benefits plans and programs generally available to officers of the Company, including a relocation assistance program, and is eligible for an annual perquisite allowance of $25,000.
Mr. Oakland is subject to a nondisclosure covenant regarding confidential information, a twelve-month post-termination non-competition covenant and a twelve-month post-termination non-solicitation covenant.
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Executive Compensation
Employment Agreement with Thomas O'Neill
The Company has also entered into an employment agreement with Mr. O’Neill. The employment agreement provides an annual base salary, plus an incentive bonus based upon the achievement of certain performance objectives, all of which are determined by the Board. The employment agreement also provides for one-year automatic extensions, absent written notice from either party of its intention not to extend the agreement. The agreement further provides that notice by the Company of its intent not to extend the term will be treated as a termination by the Company without cause, which would entitle Mr. O'Neill to severance payments and benefits.
Mr. Oakland's and Mr. O'Neill's employment agreements do not provide for any “gross up” payment from the Company in the event that either Mr. Oakland or Mr. O'Neill would incur excise taxes under Section 4999 of the tax code (the “Code”).
Potential Payments Upon Termination or Change in Control
Benefits upon termination are provided for in either an Executive’s individual employment agreement (Mr. Oakland and Mr. O’Neill) or the Executive Severance Plan (other NEOs). The rights upon termination of Executive’s employment depend upon the circumstance of the termination.
Termination Without Change in Control
Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements and the Severance Plan:
Cause: Under the individual employment agreements for Mr. Oakland and Mr. O'Neill, as well as under the Severance Plan, a termination for “Cause” may occur if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.
•Payments: Under the individual employment agreements and the Severance Plan, an NEO is not eligible for any severance benefits in the event of a termination for Cause.
Good Reason: Under the terms of their employment agreements, Mr. Oakland and Mr. O’Neill may terminate their employment for “Good Reason” if there is an assignment of duties that is materially inconsistent with their position, a reduction in compensation, or certain other actions specified in the agreement. Under the terms of the Severance Plan (applies to all other NEOs), the participant is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if there is a reduction in compensation other than a reduction of no more than ten percent (10%) which applies to all Executive Officers of the Company, or a call for relocation. Following a Change in Control, Good Reason shall also include a material reduction in the Executive’s duties and responsibilities, or the assignment of duties and responsibilities that are materially inconsistent with the Executive’s duties.
Payments following an involuntary termination without Cause or a voluntary termination for Good Reason:
•Mr. Oakland and Mr. O’Neill: Two times base salary and target bonus plus continuation of certain health and welfare benefits for up to two years.
•Other NEOs as covered under the Executive Severance Plan: Base salary and target bonus plus continuation of certain health and welfare benefits for up to one year.
The employment agreements and Executive Severance Plan require, as a precondition to the receipt of these payments, that the NEOs sign a standard form of release in which the NEO waives all claims that the NEO might have against us and certain associated individuals and entities. The NEO’s employment agreements also include non-compete and non-solicit provisions that would apply for a period of one year following the NEO’s termination of employment, and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment. The Executive Severance Plan includes non-solicit provisions.

2021 Proxy Statement 59

Executive Compensation
Termination Following a Change in Control
Payments following a termination without Cause or resignation for Good Reason (as defined above) within a 24-month period immediately following a change-in-control of the Company:
•Mr. Oakland and Mr. O’Neill will receive three times the amount of base salary and target bonus plus continuation of certain health and welfare benefits for up to three years.
•Other NEOs as covered under the Executive Severance Plan: Two times base salary and target bonus plus the continuation of certain health and welfare benefits for two years.
The individual employment agreements and the Executive Severance Plan do not provide a “gross-up” payment from the Company to the extent covered individuals incur excise taxes under Section 4999 of the Code.
Treatment of Equity Awards
The Company has issued equity awards to our NEOs that are subject to the terms and conditions of the Equity and Incentive Plan.
In the event of a voluntary or involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, no unvested options shall become vested or exercisable, nor will unvested restricted stock or restricted stock units vest. For performance unit awards, the NEO shall receive accrued awards plus a pro rata portion of the award (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated without Cause by the Company. For those NEOs with Accelerated Performance Awards, the award continues to be eligible to vest in full based on actual performance at the end of each respective performance period.
In the event of a change in control, the Equity and Incentive Plan provides that each outstanding award may be assumed by the acquirer or replaced with an economically equivalent award. Any such assumed or replaced award will vest in full if a participant’s employment is terminated without Cause or due to Good Reason within the 24 months following the change in control. Performance conditions applicable to performance-based awards that are assumed or replaced will be deemed satisfied at the greater of target or actual performance through the date of the change in control, and such awards will be subject only to vesting based on the passage of time for the remainder of the original performance period. If the acquirer does not assume outstanding awards or replace outstanding awards with economically equivalent awards, such awards will be treated as follows: (i) unvested stock options will become fully vested; (ii) the restrictions on the restricted stock and restricted stock units will lapse, and (iii) performance units and accelerated performance awards will be canceled in exchange for a payment equal to the value that would have been payable had each performance unit been deemed equal to 100% (or such greater or lesser percentage as determined by the Compensation Committee) of its initially established dollar value. The Compensation Committee may instead provide that outstanding awards that are not assumed or substituted with economically equivalent awards in connection with a change in control will be canceled in exchange for a cash payment.
In the event of death or disability, unvested options will become fully vested, and upon death, disability or retirement, a pro rata portion of the restricted stock and restricted stock units that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse. All unvested stock options, restricted stock and restricted stock unit awards will be forfeited for any other reason of termination. For the performance units and Accelerated Performance Awards, the NEO shall receive accrued awards plus a pro-rata portion of the award (based on number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated due to death, disability, or retirement.

60 2021 Proxy Statement

Executive Compensation
Treatment of Annual Incentives
In the event of a voluntary or involuntary termination of the NEO without Cause, or resignation by the NEO for Good Reason, no portion of the Annual Incentive Award will be received by the NEO.
In the event of death, disability, or retirement, the NEO will receive a pro-rata portion of the Annual Incentive Award (based on the number of days served during the performance period divided by the length of the performance period).
In the event of a change in control without termination, no portion of the Annual Incentive Award will be received by the NEO.
The following tables illustrate the payouts to each NEO under each of the various separation and change in control situations. The tables assume that the events took place on the last business day of the fiscal year ended December 31, 2020. Some of the NEOs may be subject to the "best net" provision in an Involuntary Termination without Cause or resignation for Good Reason following a Change in Control.

Name of Participant: Steven Oakland

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	4,876,000	—	—	7,314,000	—
Annual Incentives	—	—	1,378,000	—	—
Restricted Stock Units	1,093,268	—	2,897,616	5,889,156	5,889,156
Performance Units & Cash(1)	2,130,463	—	2,130,463	4,520,554	4,520,554
Welfare Benefits	27,384	—	—	41,076	—
TOTAL	8,127,115	—	6,406,079	17,764,786	10,409,710

Name of Participant: William J. Kelley Jr.

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(3)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	990,000	—	—	1,980,000	—
Annual Incentives	—	—	440,000	—	—
Restricted Stock Units	—	—	196,248	769,154	769,154
Performance Units & Cash(1)	229,545	—	229,545	550,543	550,543
Accelerated Performance Award(2)	96,282	—	—	96,282	96,282
Welfare Benefits	15,000	—	—	30,000	—
TOTAL	1,330,827	—	865,793	3,425,979	1,415,979
2021 Proxy Statement 61

Executive Compensation
Name of Participant: Thomas E. O’Neill

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(3)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	2,260,826	—	—	3,391,239	—
Annual Incentives	—	535,459	535,459	—	—
Restricted Stock Units		417,372	417,372	1,103,763	1,103,763
Performance Units & Cash(1)	487,785	487,785	487,785	1,035,056	1,035,056
Accelerated Performance Award(2)	296,920	—	—	296,920	296,920
Welfare Benefits	11,129	—	—	16,694	—
TOTAL	3,056,660	1,440,616	1,440,616	5,843,672	2,435,739

Name of Participant: Clifford Braun

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(3)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	1,157,904	—	—	2,315,808	—
Annual Incentives	—	—	578,952	—	—
Restricted Stock Units	—	—	217,765	590,569	590,569
Performance Units & Cash(1)	267,587	—	267,587	567,794	567,794
Accelerated Performance Award(2)	288,932	—	—	288,932	288,932
Welfare Benefits	16,947	—	—	33,895	—
TOTAL	1,731,370	—	1,064,304	3,796,998	1,447,295

62 2021 Proxy Statement

Executive Compensation
Name of Participant: Lori G. Roberts

	Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)(3)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination - Awards Not Assumed or Replaced by Acquirer ($)
Severance	802,370	—	—	1,604,740	—
Annual Incentives	—	343,873	343,873	—	—
Restricted Stock Units	—	227,421	227,421	601,021	601,021
Performance Units & Cash(1)	265,534	265,534	265,534	563,332	563,332
Accelerated Performance Award(2)	228,809	—	—	228,809	228,809
Welfare Benefits	16,089	—	—	32,178	—
TOTAL	1,312,802	836,828	836,828	3,030,080	1,393,162
(1)Performance share units are represented based upon attainment of target performance.
(2)Accelerated Performance Awards are represented at target assuming all performance is attained.
(3)Mr. O’Neill and Ms. Roberts are retirement eligible under the Annual Incentive and Equity and Incentive Plans, and are therefore eligible to receive a pro-rated portion of the annual incentive, restricted stock units, and performance unit/cash awards.
CEO Pay Ratio
Our CEO Pay Ratio, calculated in accordance with the requirements set for in Item 402(u) of Regulation S-K, is 139:1.
•Mr. Oakland's total annual compensation was $8,326,049; and
•Our median employee was a full-time, hourly, United States based employee with annual total compensation of $60,031.35.
TreeHouse Foods is a global private-label food manufacturer with 12,437 employees, excluding the CEO, as of October 1, 2020. Our median employee was identified using the Company's global full-time, part-time, temporary, and seasonal employees employed on that date. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in Italy (101 total employees excluded, which is less than 1% of our total workforce).
We then measured compensation for the period beginning January 1, 2020 and ending on December 31, 2020 for the remaining employees. 2020 earnings (gross pay) was used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2020 and therefore not employed for the full measurement period.
After identifying the median employee, we calculated that employee's total annual compensation in the same manner as for the NEOs in the 2020 Summary Compensation Table ("SCT") and added the value of non-discriminatory benefits. The annual total compensation of our Chief Executive Officer and President, Mr. Oakland, is his total compensation from the SCT plus the value of non-discriminatory benefits.
2021 Proxy Statement 63

Executive Compensation
Anti-Hedging Policy
An excerpt from the Company’s Insider Trading Policy regarding hedging of Company securities is set forth below:
Scope of Policy
Persons Covered. This Insider Trading Policy (this “Policy”) applies to all directors, officers, associates, employees, agents and consultants of the Company and any subsidiaries and affiliated companies. In this Policy, references to “you” include:
•your family members who reside with you;
•anyone else who lives in your household;
•any family members who do not live in your household but whose transactions in securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in securities);
•any person to whom you have disclosed material, nonpublic information; and
•any person acting on your behalf or on behalf of any individual listed above.
You are responsible for making sure that the purchase or sale of any security covered by this Policy by any such person complies with this Policy.
Securities Covered. Although it is most likely that the "material, nonpublic information" you possess will relate to the common stock of the Company, the Company may from time to time issue other securities that are publicly traded and, therefore, subject to this Policy. In addition, this Policy applies to purchases and sales of the securities of other entities, including customers or suppliers of the Company and entities with which the Company may be negotiating major transactions (such as an acquisition, investment or sale of assets). Information that is not material to the Company may nevertheless be material to those entities.
Other Trading Restrictions
The Company considers it improper and inappropriate for you to engage in short-term or speculative transactions in Company securities or in other transactions in Company securities that may lead to inadvertent violations of the U.S. insider trading laws. Accordingly, your transactions in Company securities are subject to the following guidance.
Short Sales. You may not engage in short sales of Company securities (sales of securities that are not then owned), including a "sale against the box" (a sale with delayed delivery).
Publicly Traded Options. You may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.
Standing Orders. Standing orders should be used only for a very brief period of time. A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material, nonpublic information may result in unlawful insider trading even if the standing order was placed at a time when you did not possess material, nonpublic information.
Margin Accounts and Pledges. Securities held in a margin account or pledged as collateral for a loan may be sold by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. You may not have control over these transactions as the securities may be sold at certain times without your consent. A margin or foreclosure sale that occurs when you are aware of material, nonpublic information may, under some circumstances, result in unlawful insider trading. Because of this danger, you may not hold Company stock in a margin account or pledging Company securities as collateral for a loan.
64 2021 Proxy Statement

Executive Compensation
Report of the Compensation Committee
The Compensation Committee is comprised of Ms. Sardini, Mr. Gainor, Mr. Rubel, Ms. Spence, and Mr. Tyler and operates pursuant to a written charter. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Annual Meeting and incorporated by reference into the Form 10-K for the fiscal year ended December 31, 2020, each of which will be filed with the SEC.

This report is respectfully submitted by the Compensation Committee of the Board. Ann M. Sardini, Chairman Matthew E. Rubel Jean E. Spence Jason J. Tyler
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, during the year ended December 31, 2020, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2020.
Report of the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently comprised of four independent directors: Mr. O’Connell, Ms. Massman, Ms. Sardini, and Ms. Spence. The purposes of the Nominating and Corporate Governance Committee are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The Board adopted a charter for the Nominating and Corporate Governance Committee in June 2005, and it was revised on February 2, 2021.

This report is respectfully submitted by the Nominating and Corporate Governance Committee of the Board. Frank J. O'Connell, Chairman Linda K. Massman Ann M. Sardini Jean E. Spence

2021 Proxy Statement 65

Audit Matters

Proposal 3 –	Ratification of the Selection of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for fiscal year 2020 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2021. A representative of Deloitte & Touche LLP will attend the Meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.
Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and the Company’s stockholders.
The affirmative vote of a majority of the votes cast is required to approve this Proposal 3.
For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2019 and 2020, see “Fees Billed by Independent Registered Public Accounting Firm” on page 67 in this Proxy Statement.

The Board and Audit Committee recommend that stockholders vote FOR the ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Proxies solicited by the Board will be voted for the ratification of the selection of our independent registered public accounting firm unless stockholders specify a contrary vote.

Selection of Independent Registered Public Accounting Firm
The Audit Committee reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Deloitte & Touche LLP’s integrity, controls and processes to ensure Deloitte & Touche LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, external data on audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.
66 2021 Proxy Statement

Audit Matters
Fees Billed by Independent Registered Public Accounting Firm
The following table presents fees billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal controls over financial reporting and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2019 and 2020:

	2019 ($)	2020 ($)
Audit Fees	4,350,119	4,086,238
Audit-Related Fees	561,515	1,129,600
Tax Fees	150,839	202,669
All Other Fees	—	—
Total Fees	5,062,473	5,418,507
Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10-Q.
Audit-related fees include due diligence services related to acquisitions and divestitures and procedures related to various other audit and special reports.
Tax fees include professional services in connection with tax compliance and advice.
All other fees include fees for other services billed that are not included in the above categories.
Pre-Approval Policy
The Audit Committee pre-approved all of the services in 2019 and 2020 under the audit fees, audit-related fees, tax fees, and all other fees above in accordance with the pre-approval policies described below under the heading “Report of the Audit Committee” and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.
2021 Proxy Statement 67

Audit Matters
Report of the Audit Committee
The Audit Committee is currently composed of six independent directors, Ms. Massman and Messrs. Hunter, O'Connell, Rubel, Tuchman, and Tyler, and operates pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Audit Committee is responsible for overseeing and monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes, systems of internal control over financial reporting, compliance with legal and regulatory financial accounting requirements, audits of the Company’s financial statements, and review of the performance of the Audit Committee. The Audit Committee also regularly receives and reviews reports from the third party whistleblower hotline provider.
The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon. The Audit Committee’s responsibilities are to monitor and oversee the audit process, and to appoint, compensate and evaluate the performance of the independent registered public accounting firm.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with applicable requirements of the PCAOB and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Audit Committee satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee has reviewed and discussed the financial statements with management. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by the applicable requirements of the PCAOB and the SEC, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
Based on the Audit Committee’s aforementioned discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the requirements of the New York Stock Exchange and the Exchange Act, pertaining to de minimis exceptions.

This report is respectfully submitted by the Audit Committee of the Board. Linda K. Massman, Chairman Mark R. Hunter Frank J. O'Connell Matthew E. Rubel Jason J. Tyler

68 2021 Proxy Statement

Stock Ownership
Holdings of Management
The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 794,103 shares of Common Stock or approximately 1.4% of the 55,918,610 outstanding shares of Common Stock as of March 2, 2021 (see “Security Ownership of Management”).
Our anti-hedging policy is disclosed on our website under “Investors”, “Governance” and “Insider Trading Policy” and in this Proxy Statement on page 64. The Insider Trading Policy makes it clear that Section 16 persons (our executive officers and Board) may not engage in short sales and “may not engage in transactions in publicly traded options on Company securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market.” The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
2021 Proxy Statement 69

Stock Ownership
Security Ownership of Management
The following table sets forth, as of the close of business on March 2, 2021, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director and director nominee of the Company, (ii) the NEOs, and (iii) all executive officers, directors, and director nominees as a group. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the directors and officers listed below is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. No director or NEO beneficially owned 1% or more of the 55,918,610 outstanding shares of Common Stock as of March 2, 2021.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Stock Options (#)(1)	Stock Options Currently Exercisable and Exercisable Within 60 Days After March 2, 2021 (#)	Deferred RSU (#) (2)	Total (#)
Directors, Director Nominees, and Named Executive Officers:
Steven Oakland	125,630	—	—	125,630
Gary D. Smith	9,600	—	30,670	40,270
Ashley Buchanan	—	—	—	—
John P. Gainor Jr.	12,500	—	—	12,500
Mark R. Hunter	—	—	—	—
Linda K. Massman	10,920	—	—	10,920
Frank J. O’Connell	600	—	26,370	26,970
Jill A. Rahman	—	—	—	—
Matthew E. Rubel	830	—	7,050	7,880
Ann M. Sardini	16,830	—	3,700	20,530
Jean E. Spence	2,022	—	2,680	4,702
Kenneth I. Tuchman	—	—	—	—
Jason J. Tyler	2,680	—	—	2,680
David B. Vermylen	144,261	—	20,660	164,921
William J. Kelley Jr.	12,469	9,570	—	22,039
Thomas E. O’Neill	110,091	107,510	—	217,601
Clifford Braun	9,350	20,250	—	29,600
Lori G. Roberts	14,882	26,530	—	41,412
All directors and executive officers as a group (22 persons)(3)(4)	517,693	185,280	91,130	794,103
(1)This column includes the following shares that directors and executive officers have a right to acquire within 60 days after March 2, 2021 related to the vesting of restricted stock units: Mr. Oakland, 82,350 shares; Mr. Kelley, 5,902 shares; Mr. O'Neill, 13,097 shares; Mr. Braun, 6,834 shares; and Ms. Roberts, 7,137 shares. This column also includes 113,671 shares for Mr. Vermylen jointly held in family trusts.
(2)This column includes the number of vested restricted stock units, deferred until termination of service from the Board.
(3)This group includes, in addition to those individuals named in the table, Ms. Schmelter, and Messrs. Fleming, Jackson, and Philip.
(4)The total represents approximately 1.4% of the shares of Common Stock outstanding at the close of business of March 2, 2021.
70 2021 Proxy Statement

Stock Ownership
Persons Owning More than Five Percent of the Company's Common Stock
The following table sets forth, as of the close of business on March 2, 2021, certain information with respect to the beneficial ownership of common stock beneficially owned by each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than five percent of the outstanding Common Stock. The percentage calculations set forth in the table below are based on the 55,918,610 outstanding shares of Common Stock as of March 2, 2021, rather than the percentages set forth in the stockholders’ filings with the SEC.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Class
T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	(1)	10,139,333	18.1%
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	(2)	5,788,055	10.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	(3)	4,640,707	8.3%
Champlain Investment Partners, LLC 180 Battery Street Burlington, Vermont 05401	(4)	4,395,175	7.9%
JANA Partners LLC 1330 Avenue of the Americas, 32nd Floor New York, New York 10019	(5)	4,152,910	7.4%
(1)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. that (i) T. Rowe Price Associates, Inc. beneficially owns 10,139,333 shares of our Common Stock; (ii) T. Rowe Price Associates, Inc. has (A) sole voting power as to 3,533,013 shares, (B) no shared voting power, (C) sole dispositive power as to 10,139,333 shares, and (D) no shared dispositive power; (iii) T. Rowe Price Mid-Cap Growth Fund, Inc. is the beneficial owner of 3,700,000 shares of our Common Stock; and (iv) T. Rowe Price Mid-Cap Growth Fund, Inc. has (A) sole voting power as to 3,700,000 shares, (B) no shared voting power, (C) no sole dispositive power, and (D) no shared dispositive power.
(2)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”) that (i) Vanguard is the beneficial owner of 5,788,055 shares of our Common Stock; (ii) Vanguard has (A) no sole voting power, (B) shared voting power as to 40,692 shares, (C) sole dispositive power as to 5,699,272 shares, and (D) shared dispositive power as to 88,783 shares.
(3)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 1, 2021 by BlackRock, Inc. ("BlackRock") that (i) BlackRock beneficially owns 4,640,707 shares of our Common Stock; and (ii) BlackRock has (A) sole voting power as to 4,439,343 shares, (B) no shared voting power, (C) sole dispositive power as to 4,640,707 shares, and (D) no shared dispositive power.
(4)We have been informed pursuant to the Schedule 13G/A filed with the SEC on February 12, 2021 by Champlain Investment Partners, LLC (“Champlain”) that (i) Champlain is the beneficial owner of 4,395,175 shares of our Common Stock; (ii) Champlain has (A) sole voting power as to 3,764,765 shares, (B) no shared voting power, (C) sole dispositive power as to 4,395,175 shares, and (D) no shared dispositive power.
(5)We have been informed pursuant to the Schedule 13D/A filed with the SEC on March 2, 2021 by JANA that (i) JANA is the beneficial owner of 4,152,910 shares of our Common Stock; (ii) JANA has (A) sole voting power as to 4,152,910 shares, (B) no shared voting power, (C) sole dispositive power as to 4,152,910 shares, and (D) no shared dispositive power.
2021 Proxy Statement 71

Stock Ownership
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2020, except with respect to one Form 4 for Mr. Dean General and one Form 4 for Mr. Jackson (each reporting one transaction), due to inadvertent administrative errors by the Company.
72 2021 Proxy Statement

Summary of the Annual Meeting
We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, employees, directors, and communities, the Annual Meeting will be held in a virtual-only format. The Annual Meeting will take place on Thursday, April 29, 2021, at 9:00 a.m. Central Daylight Time, via a live webcast accessible at www.cesonlineservices.com/ths21_vm, for the purpose of considering and acting upon the matters specified in this Proxy Statement and the accompanying notice of annual meeting of stockholders. While there will be no physical location for in-person attendance at the Annual Meeting, we designed the format of this year’s virtual Annual Meeting to ensure that our stockholders of record and beneficial owners of shares who pre-register for and attend the Annual Meeting online through the live webcast will be afforded rights and opportunities to participate similar to those they would have at an in-person meeting. This Proxy Statement is being sent to stockholders on or about March 26, 2021.
Who May Vote
If you are a stockholder of record on March 1, 2021, you are entitled to vote at the Annual Meeting. As of that date, there were 55,918,610 shares of the Company’s Common Stock outstanding, the only class of voting securities outstanding. You are entitled to one vote for each share of Common Stock you own, without cumulation, on each matter to be voted upon at the Annual Meeting. If you are the beneficial owner of shares held in “street name” on March 1, 2021 through a bank, broker or other nominee that is the record holder of those shares, and you wish to vote your shares at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy.
How To Vote
Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. You may vote by proxy or, at the virtual Annual Meeting, by electronic ballot. Whether or not you plan to attend the Annual Meeting through the live webcast, you are encouraged to read the Proxy Statement and vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.
If you hold your shares as a stockholder of record:
•You may vote your shares by proxy by following the instructions provided on the enclosed proxy card for voting over the phone or via the Internet or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.
•Alternatively, you may vote your shares by electronic ballot at the Annual Meeting if you attend the virtual Annual Meeting through the live webcast by following the instructions set forth below under “How to Attend the Annual Meeting—Stockholders of Record” and “How to Attend the Annual Meeting—How to Access the Annual Meeting.”
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares:
•Please follow the instructions you received from the holder of record to vote those shares by proxy.
•Alternatively, you may vote those shares by electronic ballot at the Annual Meeting if (i) you attend the virtual Annual Meeting by following the instructions set forth below under “How to Attend the Annual Meeting—Beneficial Owners” and “How to Attend the Annual Meeting—How to Access the Annual Meeting” and (ii) you obtain a legal proxy from the record holder of those shares and submit that legal proxy when voting online during the Annual Meeting.
You are encouraged to vote by proxy in advance of the Annual Meeting and return your proxies by Internet or by telephone, given the circumstances relating to COVID-19, and we encourage you to vote as early as possible to avoid any processing delays. If you have already voted by proxy, you do not need to vote by electronic ballot at the Annual Meeting, unless you intend to change your vote.
Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are
2021 Proxy Statement 73

Summary of the Annual Meeting
registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

Giving Specific Voting Instructions
Stockholders of Record
If your proxy card is properly returned as directed on the proxy card, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy card but do not give specific instructions, your shares will be voted as follows:
•FOR the election of each of the three nominees for director set forth herein;
•FOR the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation”;
•FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021; and
•with respect to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, in the discretion of the persons voting the respective proxies.
The Board does not intend to bring any matters before the Annual Meeting except those indicated in this Proxy Statement and the notice of annual meeting of stockholders. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in their discretion on such matters.
Beneficial Owners
If you are the beneficial owner of shares held in “street name” through a bank, broker, or other nominee, such bank, broker, or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange (the “NYSE”).
Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposal concerning the ratification of the independent registered public accounting firm (Proposal 3) is discretionary. All other proposals to be voted on at the Annual Meeting are non-discretionary and, accordingly, cannot be voted upon without your instruction.

How to Attend the Annual Meeting
The Annual Meeting will be held in a virtual-only format through a live webcast at www.cesonlineservices.com/ths21_vm.
Stockholders of TreeHouse as of the close of business on March 1, 2021, the record date, or those that hold a valid proxy for the meeting, are entitled to participate in and ask questions at the Annual Meeting. All stockholders wishing to attend the Annual Meeting through the live webcast must pre-register no later than 9:00 a.m. Central Daylight Time on Wednesday, April 28, 2021.
Stockholders of Record
Stockholders of record as of the record date may pre-register to attend the Annual Meeting through the live webcast by visiting the website www.cesonlineservices.com/ths21_vm. Please have your proxy card containing your control number available and follow the instructions on the website to complete your registration request. After pre-registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to pre-register to participate in the Annual Meeting through the live webcast must be received no later than 9:00 a.m. Central Daylight Time on Wednesday, April 28, 2021.
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Summary of the Annual Meeting
Beneficial Owners
Stockholders whose shares are held through a bank, broker or other nominee as of the record date may pre-register to attend the Annual Meeting through the live webcast by visiting the website www.cesonlineservices.com/ths21_vm. Please have your voting instruction form or other communication containing your control number available and follow the instructions on the website to complete your registration request. After pre-registering, you will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to pre-register to participate in the Annual Meeting through the live webcast must be received no later than 9:00 a.m. Central Daylight Time on Wednesday, April 28, 2021.
In addition to pre-registering, if you are a beneficial owner of shares held through a bank, broker or other nominee and you wish to vote your shares online during the virtual Annual Meeting, rather than submitting your voting instructions before the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy that you must submit when voting online during the Annual Meeting.
How to Access the Annual Meeting
The live webcast of the Annual Meeting will be available at www.cesonlineservices.com/ths21_vm for stockholders who have pre-registered for the Annual Meeting by 9:00 a.m. Central Daylight Time on Wednesday, April 28, 2021, 24 hours before the 9:00 a.m. Central Daylight Time start time of the Annual Meeting on Thursday, April 29.
We encourage you to access the Annual Meeting webcast at least 15 minutes before it begins. Online check-in will start at approximately 8:30 a.m. Central Daylight Time on April 29, 2021.
Beginning approximately 30 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders who have pre-registered for the Annual Meeting with any technical difficulties they may have accessing and participating in the Annual Meeting webcast. If you have pre-registered for the Annual Meeting, e-mail and phone support information will be provided in the registration reminder e-mail you will receive 24 hours prior to the scheduled meeting start time and also available on the virtual meeting login page if you encounter any difficulty. We encourage you to utilize the FAQs and System Test link found in your confirmation and reminder e-mails to view the minimum system requirements and to test your system prior to the Annual Meeting. That link will also be available on the Annual Meeting login page beginning 30 minutes prior to the scheduled meeting start time.
Asking Questions at the Annual Meeting
Stockholders attending the Annual Meeting through the live webcast may submit questions during the Annual Meeting by typing them in the “Ask a Question” box that will be available on the meeting website.
Quorum
Stockholders of record may vote their proxies by telephone, the Internet, or mail. By using your proxy to vote in one of these ways, you authorize any of the three officers whose names are listed on the back of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the Annual Meeting must be present virtually via webcast or represented by proxy to constitute a quorum. Of course, if you attend the Annual Meeting through the live webcast, you may vote by electronic ballot by following the instructions set forth above under the headings “How to Vote” and “How to Attend the Annual Meeting.” If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading “Required Vote”) are counted for purposes of determining whether a quorum is met.
Revoking a Proxy
Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•delivering to Thomas E. O’Neill, our Executive Vice President, General Counsel, Chief Administrative Officer, and Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;
•submitting a proxy to the Company with a later date by mail, via the Internet or by telephone; or
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Summary of the Annual Meeting
•attending the Annual Meeting virtually and voting by electronic ballot (your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy; you must also vote at the Annual Meeting).
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares, you must contact the appropriate bank, broker or nominee that is the record holder in order to revoke a proxy executed with respect to those shares.
Required Vote
The election of the nominees for director (Proposal 1) in an uncontested election will become effective, in the case of each nominee, only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such nominee. The advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation” (Proposal 2), the ratification of the selection of our independent registered public accounting firm (Proposal 3), and the approval of any other matter that may properly come before the Annual Meeting will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such proposal. Votes cast as “for” or “against” are counted as a vote, while votes cast as abstentions will not be counted as a vote but will be counted for purposes of determining a quorum. Abstentions will have no effect on Proposals 1, 2, and 3.
So-called “broker non-votes” (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers on any non-discretionary matters) will be counted in determining the quorum, but will not be counted as votes at the Annual Meeting and will not have a direct impact on any non-discretionary proposal (i.e., Proposal 1 and Proposal 2). Brokerage firms may vote un-instructed shares for or against Proposal 3.
Resignation Policy
Our Corporate Governance Guidelines utilize a resignation policy in connection with an uncontested election of directors. Accordingly, if, in an uncontested election, an incumbent director nominee receives a greater number of votes marked “against” his or her election than votes marked “for” his or her election, that nominee is required to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process.
Method and Cost of Soliciting and Tabulating Votes
The solicitation of proxies from our stockholders is being made by the Board and management of the Company. TreeHouse will bear the costs of soliciting and tabulating your votes, including the cost of preparing and mailing the Proxy Statement, the proxy card, and our 2020 Annual Report. D.F. King & Co., Inc. will act as our proxy solicitor in soliciting votes for a fee of approximately $15,000 plus the reimbursement of reasonable out of pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the Internet and by telephone. Our officers, directors, and regular employees may solicit proxies personally or by telephone or through the use of the Internet without additional remuneration for such activity.
TreeHouse will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, and obtaining proxies from you, according to certain regulatory fee schedules. The actual amount will depend on variables such as the number of packages mailed, the number of stockholders receiving electronic delivery, and postage costs.
First Coast Results, Inc. will act as the proxy tabulator and inspector of elections at the Annual Meeting.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement and Annual Report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder
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Summary of the Annual Meeting
receives a householding notification from his, her, or its broker, a single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate Annual Report and Proxy Statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at: 2021 Spring Road, Suite 600, Oak Brook, IL, 60523, Attention: Investor Relations or by phone at (708) 483-1331.
Stockholder Proposals for 2022 Annual Meeting of Stockholders
Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2022 pursuant to Rule 14a-8 under the Exchange Act must send notice of such proposal to us so that we receive it no later than November 26, 2021. Any stockholder who intends to present proposals at the Annual Meeting of Stockholders in 2022 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-laws. The notice provisions in our By-laws require that, for a proposal to be properly brought before the Annual Meeting of Stockholders in 2022, proper notice of the proposal must be received by us not less than 90 days or more than 120 days prior to the first anniversary of this year’s meeting, or no later than January 29, 2022. Stockholder proposals should be addressed to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, IL 60523, Attention: Corporate Secretary.
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Other Matters
If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.
The Company's 2020 Annual Report is being distributed to stockholders together with this Proxy Statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.treehousefoods.com. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Thomas E. O’Neill, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1300.
By Order of the Board of Directors
Thomas E. O’Neill
Corporate Secretary
78 2021 Proxy Statement

Appendix A
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited)
Reconciliation of diluted earnings (loss) per share from continuing operations to adjusted diluted earnings per share from continuing operations:

	Year Ended December 31,
	2020	2019
Diluted earnings (loss) per share from continuing operations (GAAP)	$0.87	$(1.96)
Restructuring programs & other	1.28	1.88
Mark-to-market adjustments	0.53	0.83
COVID-19	0.41	—
Acquisition, integration, divestiture, and related costs	0.18	0.01
Litigation matter	0.16	0.44
Tax indemnification	0.09	0.02
Debt amendment and repurchase activity	0.02	—
Change in regulatory requirements	0.02	0.26
Executive management transition	0.01	0.05
Impairment	—	2.28
Multiemployer pension plan withdrawal	—	0.08
Foreign currency gain on re-measurement of intercompany notes	(0.01)	(0.09)
Taxes on adjusting items	(0.83)	(1.42)
Dilutive impact of shares	—	0.01
Adjusted diluted EPS from continuing operations (Non-GAAP)	$2.73	$2.39
Reconciliation of net cash provided by operating activities from continuing operations to free cash flow from continuing operations:

	Year Ended December 31,
	2020	2019
	(In millions)
Cash flow provided by operating activities from continuing operations	$403.6	$263.9
Less: Capital expenditures	(105.7)	(146.8)
Free cash flow from continuing operations	$297.9	$117.1

2021 Proxy Statement 79

TreeHouse Foods, Inc. 2021 Spring Road, Suite 600, Oak Brook, IL 60523 http://www.treehousefoods.com

TreeHouse

c/o First Coast Results, Inc.
P. O. Box 3672
Ponte Vedra Beach, FL 32004-9911

VOTE BY TELEPHONE

Have your proxy card available when you call **Toll-Free 1-866-402-3905** using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website **www.fcrvote.com/THS** and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: TreeHouse Foods, Inc. c/o First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004. Your mail vote must be received in sufficient time before the polls close at the Annual Meeting.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll-free using a touch-tone telephone: **1-866-402-3905**	Access the website and cast your vote: **www.fcrvote.com/THS**	Return your proxy in the postage-paid envelope provided

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your telephone or Internet vote must be received by 11:59 p.m. ET on April 28, 2021

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Control Number ➔

➔ If voting by mail, please fold and detach card at perforation before mailing. ➔

TREEHOUSE FOODS, INC.

PROXY

The Board of Directors recommends a vote FOR the nominees listed in this Proposal 1.

1. Election of Directors

Nominees:	FOR	AGAINST	ABSTAIN
(1) Ashley Buchanan	❑	❑	❑
(2) Steven Oakland	❑	❑	❑
(3) Jill A. Rahman	❑	❑	❑

The Board of Directors recommends a vote "FOR" Proposals 2 and 3.

❑ FOR ❑ AGAINST ❑ ABSTAIN

❑ FOR ❑ AGAINST ❑ ABSTAIN

Please sign and date below.

Stockholder Signature ____________________ Date ________

Stockholder (Joint Owner) Signature ____________________ Date ________

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.